UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HIBBETT SPORTS, INC.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HIBBETT SPORTS, INC.
451 Industrial Lane
Birmingham, Alabama 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hibbett Sports, Inc. that will be held at the principal executive offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Thursday, May 26, 2011, at 11:00 A.M., local time for the following purposes:

•	to elect two (2) Class III Directors for a three-year term expiring in 2014;

•	to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2012;

•	to consider and vote upon an advisory vote on our executive compensation;

•	to consider and vote upon an advisory vote on the frequency of holding an advisory vote on our executive compensation (i.e. every one, two or three years);

•	re-approval of performance-based compensation under the 2006 Executive Officer Cash Bonus Plan; and

•	to transact such other business as may properly come before the meeting or any adjournment of the meeting.

Information concerning these and other matters is contained in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 30, 2011 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting.

It is important that your shares be voted at the Annual Meeting.  Each stockholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope.  No postage is needed if mailed in the United States.

By Order of the Board of Directors,
/s/ Elaine V. Rodgers
Elaine V. Rodgers
Secretary

April 25, 2011
Birmingham, Alabama

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011

The Company’s Proxy Statement and Annual Report to stockholders for the fiscal year ended January 29, 2011 are available at http://hibbett.com/investor_info.php

PROXY STATEMENT

HIBBETT SPORTS, INC.
451 Industrial Lane
Birmingham, Alabama 35211

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 26, 2011

GENERAL INFORMATION ABOUT THESE MATERIALS

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 29, 2011, as filed with the Securities and Exchange Commission (SEC).  These materials, along with our Notice of Annual Meeting, will be mailed to our stockholders of record on or before April 26, 2011.  The exhibits for the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Information.”

Introductory Note

References to “we,” “our,” “us” and the “Company” used throughout this document refer to Hibbett Sports, Inc. and its subsidiaries as well as its predecessors.  Unless specifically indicated otherwise, any reference to “2012” or “Fiscal 2012” relates to our year ending January 28, 2012.  Any reference to “2011” or “Fiscal 2011” relates to our year ended January 29, 2011.  Any reference to “2010” or “Fiscal 2010” relates to our year ended January 30, 2010.  Any reference to “2009” or Fiscal 2009” relates to our year ended January 31, 2009.

How to Vote

Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.  If you vote by telephone or on the Internet, you do not need to return your proxy card.

Reduce Printing and Mailing Costs

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Proxy Statement and 2011 Annual Report.  Please see the response to the question “What is “householding” and how does it affect me?” for more information on this stockholder program.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail.  Please see the response to the question “Can I access the Notice of Annual Meeting, Proxy Statement and 2011 Annual Report on the Internet?” for more information on electronic delivery of proxy materials.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Thursday, May 26, 2011, at 11:00 a.m., local time, at the corporate offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama.  Stockholders will be admitted to the Annual Meeting beginning at 10:45 a.m., local time.  Seating will be limited.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Hibbett Sports, Inc., a Delaware corporation, of proxies to be voted at our 2011 Annual Meeting of Stockholders and at any adjournment or postponement.

At the Annual Meeting, you will be asked to vote on the following matters:

•	the election of two (2) Directors for a three-year term expiring at the Annual Meeting of 2014;
•	to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2012;
•	to consider and vote upon an advisory vote on our executive compensation;
•	to consider and vote upon an advisory vote on the frequency of holding an advisory vote on our executive compensation (i.e. every one, two or three years);
•	to re-approve performance-based compensation under Company’s 2006 Executive Officer Cash Bonus Plan (Bonus Plan); and
•	the transaction of such other business as may properly come before the meeting or any adjournment of the meeting.

After the conclusion of the formal business of the Annual Meeting, management will give a report on our performance during the fiscal year that ended on January 29, 2011.

Who is entitled to vote at the Annual Meeting?

Holders of Hibbett Sports, Inc. common stock at the close of business on March 30, 2011, are entitled to receive this Notice and to vote their shares at the Annual Meeting.  As of that date, there were 27,401,919 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Hibbett Sports Inc.’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”  Hibbett Sports, Inc. has sent the Notice of Annual Meeting, Proxy Statement, proxy card and 2011 Annual Report directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  The Notice of Annual Meeting, Proxy Statement, proxy card and 2011 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

A.	By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

B.	By Telephone or on the Internet

The telephone and Internet voting procedures established by Hibbett Sports, Inc. for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll free telephone number on the proxy card.  Please have your proxy card in hand when you call.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/hibb.  Please have your proxy card handy when you go online.  As with telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Central Daylight Savings Time on May 25, 2011.  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

C.	In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to an independent inspector of the election with your ballot to be able to vote at the Annual Meeting.

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold:

•	in certificate form; and
•	in book-entry form.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and of our Annual Report, unless one or more of these stockholders notifies us that they wish to receive individual copies.  This procedure is designed to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.  If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, you can request information about householding from your bank, broker or other holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 3:00 p.m., at our principal executive offices at 451 Industrial Lane, Birmingham, Alabama 35211, by contacting the Secretary of the Company.

What is the effect of abstentions and broker non-votes?

Proxies marked “abstain” or proxies required to be treated as broker “non-votes” will be viewed as present for purposes of determining whether there is a quorum at the Annual Meeting.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares.  Abstentions with respect to any matter will have the same effect as a vote against that proposal.

Pursuant to New York Stock Exchange (NYSE) rules, brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you.  The election of Directors, the management proposal to re-approve performance-based compensation under the Bonus Plan, the advisory vote on executive compensation and the advisory vote on the frequency of the stockholder advisory vote on executive compensation are considered “non-routine” matters.  Due to recent changes in the NYSE rules, brokers will no longer be able to vote your shares with respect to the election of Directors if you have not provided instructions.  Therefore, we strongly urge you to vote your shares.

What are the voting requirements to elect the Directors discussed in this Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.  A majority of the votes cast is required for the election of each Director and for each of the proposals discussed in this Proxy Statement.  You may vote “for” or “against” or “abstain” with respect to each vote.

Could other matters be decided at the Annual Meeting?

At the date that this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration, the Board of Directors have designated (on the proxy card enclosed) Michael J. Newsome and Gary A. Smith as proxies who will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and the 2011 Annual Report on the Internet?

The Notice of Annual Meeting, Proxy Statement and 2011 Annual Report, are available on our website at www.hibbett.com.  Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.investorvote.com/hibb, simply follow the prompts for enrolling in the electronic proxy delivery service.  You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically.  Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies.  Directors, executive officers or employees in person may solicit proxies on our behalf by telephone, electronic transmission and facsimile transmission.  We have hired Corporate Communications, Inc. to distribute and solicit proxies.  We will reimburse Corporate Communications for reasonable expenses for these services.  Total fees and reimbursements paid to Corporate Communications in Fiscal 2011 were approximately $64,000 that included approximately $17,000 for proxy distribution, together with our Annual Report, and solicitation.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.  Corporate Communications, Inc. will act as independent inspectors of election.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Our Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Guidelines and intends to follow the principles of corporate governance summarized below:

Board Composition

•
Director Independence.  The Board consists of a majority of independent Directors as governed by the independence requirements of the NASDAQ Stock Market (NASDAQ) corporate governance listing standards and any applicable law.  The Board considers all relevant facts and circumstances in making an independence determination.

It is the responsibility of each Director and prospective Director to disclose to the Board any relationship that could impair his or her independence or any conflict of interest with the Company, including, but not limited to, family members, customers, suppliers, legal counsel, consultants of the Company, significant stockholders of the Company and any competitor or other person having an interest adverse to the Company.  Each Director is required to complete an annual questionnaire providing information necessary for the Company to assist the Board in reconfirming each Director’s independence and making required disclosures in the Company’s Proxy Statement, where applicable.

•
Chairman/Lead Director.  The Board elects a Chairman who may be an independent Director, an employee or other non-independent Director.  The duties of the Chairman are assigned by the Company’s By-laws or, from time to time, the Board.  In the event the Chairman is not an independent Director, the Board also designates a Lead Director who shall be an independent Director.  The primary duties of the Lead Director are to preside over executive sessions of solely independent Directors, work with the Chairman to set agendas for meetings of the Board and communicate feedback between the Board and the non-independent Chairman.

After careful consideration, the Board determined that its current leadership structure is the most appropriate for Hibbett and its stockholders.  By structuring the Board composition with a non-independent Director as Chairman, they believe communication between executive management and themselves is enhanced and that the function of the Board in monitoring the performance of senior management of the Company is fulfilled by the presence of outside Directors of stature who have a substantive knowledge of the business.

Nomination of Directors

•
Role of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (NCG Committee) is responsible for the recommendation of Director nominees for election to the Board.  Nominees recommended by the NCG Committee for election may be elected by the Board to fill a vacancy or may be recommended by the Board for election by the stockholders.

Our NCG Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would promote diversity on the Board.

•
Qualification of Directors.  In evaluating candidates for election to the Board, the NCG Committee takes into account the qualifications of the individual candidate as well as the composition of the Board as a whole.  Among other things, the NCG Committee considers:

•	the candidate’s ability to help the Board create stockholder wealth,
•	the candidate’s ability to represent the interests of the stockholders,
•	the business judgment, experience that is relevant to the business and acumen of the candidate,
•	the need of the Board for Directors having certain skills and experience that is relevant to the business,
•
the candidate’s ability to fully participate in Board activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board or its committees,

•	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves, and
•	the financial sophistication of the candidate, including the ability to qualify as “financially literate” under NASDAQ listing standards.

The NCG Committee ensures that one or more of the Directors qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

In making a recommendation regarding the re-election of an existing member of the Board, the NCG Committee considers the Director’s tenure and makes an assessment of the Director’s past contributions and effectiveness as a Board member and his or her ability to continue to provide future value to the Board.  Any Director appointed to the Board by the Board to fill a vacancy will stand for election at the time required under applicable law, generally the next election of the class for which such Director has been chosen.

•
Service on Other Boards.  No Director may serve on more than two boards of publicly-traded companies, other than the Company, without prior approval of the Board.  A Director desiring to serve on another public company board shall notify the NCG Committee before accepting the appointment to that board and provide information requested in order to enable the NCG Committee to determine whether or not the additional directorship impairs the Director’s independence or ability to effectively perform his duties as a Director.  Our Company Counsel advises the NCG Committee as to whether the appointment may impair the Director’s independence or raise other legal issues.  Commitments of a Director or candidate to other board memberships are considered in assessing the individual’s suitability for election or re-election to the Board.

•
Election of Directors.  The voting standard for the election of Directors is established in the Company’s Certificate of Incorporation, in conformity with the By-Laws of the Company.  Our current By-Laws require Directors to be elected by the affirmative vote of a majority of the shares of capital stock of the Company present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter.

•
Stockholder Nominations.  The NCG Committee is responsible for considering any submissions by stockholders of candidates for nomination to the Board, evaluating the persons proposed and making recommendations with respect thereto to the whole Board.

Size of the Board of Directors

Our Board of Directors has a maximum of nine and a minimum of six members.  Within this range, the Board sets the number.  Currently, our Board consists of seven Directors who are divided into three classes. The term of our Class III Directors expires at the close of the Annual Meeting this year.  The term of our Class I Directors expires at the close of the Annual Meeting in 2012.  The term of our Class II Directors expires at the close of the Annual Meeting in 2013.

The size of the Board and experience of Board members that is relevant to the Company’s business is assessed regularly by the NCG Committee.  The Board may increase or decrease the number of Directors within the limits of Delaware law to accommodate the best interests of the Company and its stockholders.

Director Compensation Review

The NCG Committee annually reviews the Director compensation program and recommends any changes to the Board for approval.  The NCG Committee’s goal is to align the Board with the long-term interests of the Company’s stockholders and to compensate Directors fairly for their work while promoting ownership by the Directors of Company stock.  Outside consultants may be retained to obtain advice on competitive compensation practices.

Director Tenure

The Board has not established a fixed maximum term for a Director, although the NCG Committee considers a Director’s tenure in making a recommendation to the Board whether or not a Director shall be nominated for re-election to another term.  Neither has the Board established a fixed age at which a Director may not be nominated for re-election.

Director Responsibilities

•
General.  It is the responsibility of the Directors to exercise their business judgment and act in the best interest of the Company and its stockholders.  Directors must act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics, a copy of which is posted on our website at www.hibbett.com.

•
Understanding of the Company’s Business.  Directors should become and remain informed about our Company and its business, including, among other things, the principal operational and financial objectives, strategies and plans, its results of operations and financial condition, the factors that determine the Company’s success and the risks inherent to the Company and its industry and the control processes with respect to such risks.

•
Ownership of and Trading in Company Securities.  The Directors must adhere to any guidelines established by the Board relating to required ownership of Company equity.  Directors must comply with the Company’s policy on trading in securities of the Company and specific guidance provided by the appropriate Company officers regarding periods when Directors should refrain from trading in the Company’s securities.  Annually, each Director shall sign the Company’s Insider Trading Policy then in effect.

•
Conflicts of Interest.  In the event that any executive officer of the Company has a conflict of interest or seeks a waiver of any other provision of the Code of Business Conduct and Ethics for which a waiver may be obtained, the officer shall notify the Lead Director or a designated Company officer, who shall arrange for the NCG Committee and the Board to consider the request.  The waiver is granted only if approved by both groups.

In the event a Director has an actual or potential conflict of interest with respect to a matter involving the Company, the Board shall determine what action, if any, is required, including whether the Director should recuse himself or herself from discussion or voting with respect to the matter.  In the case of a conflict of interest that is of an ongoing and material nature, the Director shall be asked to tender his or her resignation.

•
Governance Review.  At least annually, the Board reviews the governance structure of the Company, including any provision of its Certificate of Incorporation and By-Laws affecting governance, other arrangements containing provisions that become operative in the event of a change in control of the Company, governance practices and the composition of the Company’s stockholder base.

Attendance and Meeting Materials

Directors are expected to attend Board meetings and Committee meetings on which they serve in order to best fulfill their responsibilities.  Meeting materials are provided to the Board prior to a scheduled meeting.  Directors are responsible for reviewing these materials in advance of the meetings.  All Board members are expected to attend our Annual Meeting of Stockholders unless an emergency prevents them from doing so.  All of our Directors were in attendance at the 2010 Annual Meeting of Stockholders.

Director Orientation

Upon initial election, the Company provides Directors with orientation and reference materials to familiarize themselves with the Company’s senior management, independent registered public accounting firm, Code of Business Conduct and Ethics, Insider Trading Policy and other compliance programs.  In addition, new Directors must attend a director education program within their first three-year term.  The Board also encourages other appropriate Company officers to attend director education programs or other programs as needed to stay informed of trends and changes in corporate governance.

Board Committees

•
Committee Designation and Composition.  It is the general policy of the Company that the Board as a whole considers and makes all major decisions other than decisions that are required to be made by independent committees.  As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-traded company.  Currently, these committees are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Additional committees may be established by the Board as necessary or appropriate.

The Board as a whole determines the members and chairs of these Committees.  All Committees are made up of only independent Directors.  The membership of Committees is rotated from time to time.  Committee members and chairpersons serve one-year terms and are appointed by the Board upon recommendation of the NCG Committee.

Each committee determines who attends each meeting and whether the committee wishes to conduct any of its proceedings in an executive session that includes only committee members, provided that each committee will conduct executive sessions, consisting only of independent Directors, not less than twice a year.

•
Committee Compensation.  The Board, upon recommendation of the NCG Committee, establishes the compensation of each committee member and may provide different compensation for members and chairs of various committees.

Audit Committee and Independent Registered Public Accounting Firm

•
Audit Committee Independence and Qualifications.  Other than Director fees, Audit Committee members may not receive any additional compensation from the Company.  All members of the Audit Committee shall meet the independence requirements of NASDAQ and the SEC and the financial literacy requirements of NASDAQ, as provided in the Audit Committee Charter.  At least one member of the Audit Committee at all times shall qualify as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

•
Stockholder Vote on Independent Registered Public Accounting Firm.  The Company provides for an advisory stockholder vote to approve the selection of the Company’s independent registered public accounting firm at each Annual Meeting of Stockholders.  The stockholder vote is not binding on the Company or the Board or its Audit Committee and shall not be construed as overruling a selection decision by the Company.

Board Meetings and Agendas

The Board is responsible for an annual review of strategy, financial and capital plans, enterprise risk, as well as quarterly reviews of the performance and plans of the Company’s business and matters on which the Board is legally required to act.  The CEO may propose other key issues for the Board’s consideration.

Agendas and meeting minutes of the committees are shared with the full Board.  The Chairman of each committee develops meeting agendas, with the support of members of management and taking into account the views of the committee members.

Management Attendance

The Board regularly requests the attendance of senior officers of the Company at Board meetings to provide insight and to update items being addressed by the Board or its committees.  The Board and CEO may invite other members of management as it deems appropriate.

Evaluations and Succession Planning

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CEO Review.  Historically, the Compensation Committee conducted an annual review of the CEO’s performance.  Beginning in Fiscal 2011, this evaluation will be conducted by the NCG Committee.  The Board reviews the report of the applicable Committee in order to ensure the CEO is providing the best leadership for the Company.

•
Succession Planning.  The Compensation Committee makes an annual report to the Board on succession planning to ensure management continuity.  The CEO recommends and evaluates potential successors and reviews any development plans recommended for such individuals.

Board Assessment

•
Board Performance.  Self-assessment of the performance of the Board is conducted annually and is led by the NCG Committee.  These assessments focus on the Board’s contributions to the Company and include a review of any areas the Board or management believes the Board could improve upon.  The Board may, at its discretion, utilize the Company’s Counsel to assist in the development and review of these assessments and has done so in recent years.

•
Director Performance.  The NCG Committee also conducts an annual review of each Director on the Board to assist in determining the proper composition of the Board and each of the committees.  Among consideration is each Director’s attendance at Board and committee meetings, preparation for Board meetings, participation in Board discussions, experiences relevant to the Director’s service on the Board and committees, knowledge in areas relevant to the Company’s business, contributions to the Board’s decision-making process and other such items the NCG Committee believes useful in determining such Director’s qualifications and fulfillment of responsibilities.

Board Interaction with Third Parties and Employees

•
Third Party Access.  The Board recognizes that management speaks on behalf of the Company.  However, the Board has established procedures for third party access to the Executive Chairman and to non-management Directors as a group.  The Board and committees have the right to retain outside financial, legal or other advisors and shall have appropriate access to the Company’s internal and external auditors and outside counsel.

•
Employee Access.  Board members have full access to the Company’s management and employees and will use their judgment to assure that any contacts will not disrupt the daily business operation of the Company.  The CEO and the Secretary of the Company are copied, as appropriate, on any written communication between a Director and an officer or employee.

•
Receipt of Complaints.  The Audit Committee has established procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees, customers or vendors of the Company or any other person of concerns regarding questionable accounting or auditing matters.

Meeting of Directors

The independent Directors meet regularly in executive sessions without management or non-independent Directors.  An executive session is held not less than twice a year and other sessions may be called at the request of the Lead Director or any other non-management member of the Board.

Recoupment Policy

The Board will seek recoupment, in its discretion, from a senior executive of any portion of performance-based compensation as it deems appropriate, if it is determined that the senior executive engaged in fraud, willful misconduct, recklessness or gross negligence that caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements as defined in our Corporate Governance Guidelines.  Performance-based compensation subject to recoupment under these guidelines includes annual cash incentive/bonus awards and all forms of equity-based compensation.

These Corporate Governance Guidelines were adopted by the Board on March 10, 2010 upon recommendation by the NCG Committee.  A copy of these guidelines is posted on our website at www.hibbett.com and accessible to all investors.

Board Oversight of Enterprise Risk Oversight

Enterprise-Wide Risk Oversight

The Board utilizes our Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of our risks.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business risks and maintains a risk committee that reports to the Audit Committee.  The risk assessment process is global in nature and has been developed to identify and assess the Company’s risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Members of our top management, including our Named Executive Officers (NEOs) and other key personnel, are surveyed and/or interviewed periodically to develop this information.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee.  As such, our Corporate Risk Assessor reports directly to the Chairman of the Audit Committee as it relates to ERM.  The Audit Committee also oversees the delegation of specific risk areas among the various other Board committees, consistent with their corresponding charters and responsibilities.  As part of the process for each risk, management is required to identify the appropriate manager responsible for monitoring and managing the risk, the potential impact, vulnerability, speed of onset of each risk and management’s initiatives to manage the risk.  In addition, the Board or Audit Committee will be updated at least quarterly on these findings.

Each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.  We believe that our approach to ERM optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the Company.  We also believe our risk structure complements our current Board leadership structure, as it allows our independent Directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Enterprise-Wide Incentive Compensation Risk Assessment

Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.  In Fiscal 2011, they requested that management conduct a risk-assessment of the Company’s enterprise-wide compensation programs.  As part of the ERM process, the risk assessment was conducted by management, who reviewed cash and equity incentive compensation programs and individual cash incentive awards paid for the presence of certain design elements that could incent employees to incur excessive risk and the presence of other design features that serve to mitigate excessive risk taking, such as the Company’s recoupment policy, stock ownership guidelines, levels of performance metrics and similar features.

After considering the results of the risk assessment, management concluded that the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company.  The results of the risk assessment were reviewed with the Compensation Committee at its February 2010 meeting.

Committee Charters

The responsibilities of each of the committees are determined by the Board and are set forth in the committee’s charters which are reviewed annually and posted on our website at www.hibbett.com.

Communicating with Our Board Members

Our stockholders may communicate directly with our Board of Directors.  You may contact any member (or all members), any committee of the Board or any chairman of any such committee by mail.  Any stockholder desiring to communicate to our Directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211.  The letter should state that the sender is a current stockholder.  We intend to disclose any future changes to this stockholder communication process under the “Investor Information” heading of our website located at www.hibbett.com.

All mail received as set forth in the preceding paragraph will be examined by management and/or our General Counsel for the purpose of determining whether the contents actually represent messages from stockholders to our Directors.  Relevant communications will be promptly distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Hibbett Sports, Inc. Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	business solicitations or advertisements;
•	junk mail or mass mailings;
•	new product suggestions, product complaints or product inquiries;
•	résumés or other forms of job inquiries; and
•	spam or surveys.

We will also examine the mailing from the standpoint of security.  Any material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Director Qualification Standards

Pursuant to Rule 5000(a)(19) of the NASDAQ Stock Market, Inc. Marketplace Rules, our Board of Directors determines whether each Director is independent.  In accordance with the standards, the Board must determine that an independent Director has no material relationship with us other than as a Director.  The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with us, and restrict both commercial and not-for-profit relationships between us and each Director.  We may not give personal loans or extensions of credit to our Directors, and all Directors are required to deal at arm’s length with us and our subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Director Independence

We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from our management.  All members of our Audit, Compensation and Nominating and Corporate Governance Committees have been determined by our Board to be independent Directors as defined under Rule 5000(a)(19) of the NASDAQ Stock Market, Inc. Marketplace Rules.

In accordance with these standards, the Board annually reviews Director independence with the help of our Company Counsel.  During this review, the Board considers transactions and relationships between each Director or any member of his or her immediate family and us, our subsidiaries and affiliates.  The Board also considers whether there are any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder).  The purpose of this review process is to determine whether any relationships or transactions exists that are inconsistent with a determination the Director is independent.

As a result of this review, the Board has affirmatively determined that none of our Directors or nominees has a material relationship with us, other than Michael J. Newsome who is a member of management.  All committees of our Board are comprised solely of independent Directors.

In making this determination, the Board considered that in the ordinary course of business, transactions may occur with a company or firm with which we do business and that one or more of our Directors may also have a relationship.  Our Board has determined that such involvement is not material and does not violate any part of the definition of “independent Director” under NASDAQ listing standards.  Mr. Newsome, our only non-independent Director, is not a member of any of our committees.

Policies on Business Ethics and Conduct

Our Board has adopted a Code of Business Conduct and Ethics (Code) for all our employees, executive officers and Directors, including our Executive Chairman, Chief Executive Officer and senior financial officers.  A copy of this Code may be viewed at our corporate website, www.hibbett.com under the heading “Investor Information.”  The contents of any amendments to the Code are also displayed on our website in lieu of filing them on Form 8-K.  In addition, a printed copy of our Code will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

The Code is intended to focus on areas of ethical and material risk and to help us recognize and deal with ethical issues, provide mechanisms to report unethical conduct and foster a culture of honesty, integrity and accountability.

All of our employees, including our Chief Executive Officer and Chief Financial and Principal Accounting Officer, are required by our policies on business conduct to ensure that our business is conducted in a consistent legal and ethical manner.  These policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees.  Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and protection of confidential information and insider trading, as well as strict adherence to all laws and regulations applicable to our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our policies and procedures.  The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  We have such procedures in place.  In addition, we require employees to report to the appropriate internal contacts evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by us or any of our executive officers, Directors, employees or agents.

Board and Committee Meeting Attendance

During Fiscal 2011, the Board of Directors met six times.  Each current Director serving on the Board during all of Fiscal 2011 was present for at least 75% of the meetings of the Board and the meetings held by all committees of the Board on which he served during the fiscal year.  Michael J. Newsome serves as Executive Chairman of the Board and Alton E. Yother serves as the Lead Director.

The Board of Directors

Current Nominees (see Proposal Number 1)

Albert C. Johnson, age 66, has been a Director since March 2008 and currently serves as Chairman of our Audit Committee and as a member of our Compensation Committee.  He holds a Masters of Science degree in Systems Management from the University of Southern California and a Bachelors of Science degree in Accounting from Florida State University.  Mr. Johnson is a retired CPA and has been an independent financial consultant since 1998.  He served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998.  Prior to that, he worked for Arthur Andersen LLP from 1965 to 1994 where he retired as the Managing Partner of the firm’s Birmingham, Alabama office.  His over 30 years of experience in manufacturing, distribution, retail, high technology, oil and gas, construction and small businesses offers our Company a broad view of strategic operations and financial and accounting acumen.  Mr. Johnson qualifies as an “audit committee financial expert.”  He also serves as a Director and Chairman of the Audit Committee of Books-A-Million, Inc.

Ralph T. Parks, age 65, has been a Director since June 2002 and currently serves as Chairman of our Compensation Committee and as a member of our Audit Committee.  Mr. Parks has served as President of RTParks, Inc. since 2002.  From February 2008 through May 2008, Mr. Parks served as Interim CEO of Heelys, Inc., a global distributor of action youth footwear and vendor of Hibbett.  He worked at FOOTACTION USA from 1987 to 1999, when he retired as President and Chief Executive Officer.  Additionally, Mr. Parks’ current Board service includes the Board of Directors of Kirkland’s, Inc., the Audit Committee and Governance Committee of Kirkland’s and the Board of Directors of Heelys.  Mr. Parks’ professional background brings specific knowledge and experience of the sporting goods industry, including branded consumer products, public board experience and people management.

Standing Board Members

Jane F. Aggers, age 63, was appointed to our Board effective December 1, 2010 and is currently serving as a member of our Audit Committee.  She holds a Bachelors degree in Business Administration from Bowling Green State University.  Ms. Aggers brings over 40 years of experience in the retail industry and served as President and CEO of Hancock Fabrics, Inc., a specialty fabric and home accessory retailer, from 2005 through January 2011.  Prior to that time, she served as co-founder of MMI, a marketing and business consulting firm and served 24 years in various merchandising roles at Jo-Ann Fabric and Craft Stores, with her last position as Executive Vice President and was a buyer with The Higbee Company.  Additionally, Ms. Aggers has served on the Board of Directors of Hancock Fabrics and Moto Photo, Inc., where she served on the Audit, Compensation and Special Independent Committees.  She has also served on several non-profit and civic boards.  Ms. Aggers’ professional background, particularly as CEO of a publicly traded company, brings specific knowledge and experience of retailing, including public board experience, merchandising, marketing and management.

Terrance G. Finley, age 57, has been a Director since March 2008 and currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee.  He holds a Bachelors of Administration degree in Political Science and Communications from Auburn University.  Mr. Finley is currently Executive Vice-President, Chief Merchandising Officer of Books-A-Million, Inc., where he has worked in various positions within the merchandising group since 1993.  His current responsibilities include all the company’s store operations, merchandising, marketing, publishing, import and Internet activities.  Mr. Finley is a 34-year veteran of the book industry and has led several of Books-A-Million’s business units, including the launching of its e-commerce effort.  His strong experience in retail store operations, merchandising and marketing are complimentary to the operations of our Company, especially considering that many of our markets are the same.

Carl Kirkland, age 70, has been a Director since January 1997 and currently serves as a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  Mr. Kirkland brings over 40 years of experience in the retail industry to our Board as well as public company experience that strengthens the Board’s collective knowledge and capabilities in these areas.  He retired as Chief Executive Officer in March 2001 from Kirkland’s, Inc., a leading specialty retailer of decorative home accessories and gift items.  He is a co-founder of Kirkland’s, Inc. and served as President from 1996 to November 1997 and as Chief Executive Officer from 1966 to 2001.  He served as Chairman of the Board at Kirkland’s from 1996 to 2004 and now serves as a Director and Chairman Emeritus of Kirkland’s.  In addition, Mr. Kirkland currently serves on the Board of Directors of the Bank of Jackson in Jackson, Tennessee.

Michael J. Newsome, age 72, is the only non-independent Director of our Board, and was named Executive Chairman of the Board in March 2010.  He has been a member of our Board since October 1996.  Mr. Newsome served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  He stepped down as our Chief Executive Officer in March 2010.  Since joining us as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with the Company, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  His lifetime of experience in sporting goods retail and specifically with Hibbett is invaluable to us as he has taken us from a small privately-held retailer to the successful public company we are today, operating approximately 800 stores in 26 states.  In 2007, Mr. Newsome was inducted into the Sporting Goods Industry Hall of Fame sponsored by the National Sporting Goods Association.

Thomas A. Saunders III, age 74, has been a Director since 1995 and currently serves as a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  He holds a Masters of Business Administration from the University of Virginia Graduate School of Business and sometimes serves as a guest lecturer at the school.  Mr. Saunders owns and is employed by Ivor & Co., LLC, a privately owned investment firm, and has served as its President since May 2000.  He is a retired member of Saunders Karp & Megrue Partners, LLC that controlled SK Equity Fund, L.P., once a major investor in Hibbett Sports, Inc.  Before founding Saunders Karp & Megrue in 1990, he served as a managing director, partner and chairman of a private equity fund of Morgan Stanley & Co. from 1974 to 1989.  Additionally, Mr. Saunders serves as the Lead Independent Director on the Board of Directors of Dollar Tree Stores, Inc. and is a member of their Nominating and Corporate Governance Committee.  He also serves as an advisor to a number of investment funds, none of which Hibbett participates in.  Mr. Saunders, through the SK Equity Fund, was instrumental in supporting the Company’s bid to become a public company.  His vast knowledge and understanding of the public company regulatory environment, including reputational issues, and his experience on private, public and not-for-profit boards brings strategic insight to our Board.

Alton E. Yother, age 58, has been a Director since August 2004 and serves as the Lead Director of our Board and as a member of all committees of the Board.  He holds a Bachelor of Science degree in Finance from the University of Alabama.  Mr. Yother worked as Executive Vice President and Controller of Regions Financial Corporation (formerly AmSouth Bancorporation) from November 2004 to April 2007 at which time he became Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation until his retirement in April 2008.  Prior to this, he worked for over 24 years for SouthTrust Corporation or SouthTrust Bank.  His most recent duties at SouthTrust were as Executive Vice President, Treasurer and Controller of SouthTrust Corporation from 1998 to 2004.  Mr. Yother strengthens the Board’s collective knowledge and capabilities, by offering an extensive background in management and experience in strategic planning, including risk assessment and brings to the Board strong financial and accounting experience.  He qualifies as an “audit committee financial expert.”

Director Classes

The following table provides Director Class and term expiration information for each Board Member:

	Term Expiration	Board Member
Class I Directors	After Annual Meeting of 2012	Alton E. Yother
Jane F. Aggers Terrance G. Finley

Class II Directors	After Annual Meeting of 2013	Carl Kirkland
Michael J. Newsome
Thomas A. Saunders III

Class III Directors	After Annual Meeting of 2011	Ralph T. Parks
Albert C. Johnson

Committees of the Board of Directors (1)

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  The memberships and functions of these committees are set forth below.  The Board has no standing Executive Committee.  The following table below provides Fiscal 2011 membership and meeting information for each of the Board Committees.

Committee	Chairman	Members	Number of Meetings

Audit (2)	Albert C. Johnson	Jane F. Aggers	7
		Ralph T. Parks
		Alton E. Yother Terrance G. Finley

Compensation	Ralph T. Parks	Albert C. Johnson	3
		Carl Kirkland
		Thomas A. Saunders III
		Alton E. Yother

Nominating and Corporate Governance	Alton E. Yother	Terrance G. Finley	4
		Carl Kirkland
		Thomas A. Saunders III

(1)	Michael J. Newsome is the only non-independent Director on the Board and does not serve on any committee.

(2)	Jane F. Aggers was appointed to the Audit Committee upon appointment to the Board in December 2010. She did not attend any committee meetings during Fiscal 2011 due to the timing of her appointment.

Audit Committee

The Fiscal 2011 members of the Audit Committee were Mr. Johnson, Chairman of the Committee, and Messrs. Finley, Parks and Yother.  Ms. Aggers was appointed to the Audit Committee upon appointment to the Board, but did not attend any meetings in Fiscal 2011 due to the timing of her appointment.  Under the terms of its Charter, the Audit Committee meets no less than four times annually and reviews the Company’s financial performance at least quarterly.  Periodic meetings are also held separately with management and the independent registered public accounting firm to review accounting matters and disclosures in our SEC periodic filings.  The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, our Enterprise Risk Management process, the performance of our internal audit function and the performance of the independent registered public accounting firm.  In addition, the Audit Committee’s responsibilities also include, but are not limited to:

•
appointing, compensating and overseeing the work of our independent registered public accounting firm,  including resolving any disagreements between management and the auditor regarding financial reporting;

•	pre-approving all auditing services, internal control related services and permitted non-audit services performed by the independent registered public accounting firm;
•	retaining independent counsel, accountants or others to advise the Audit Committee or assist in the conduct of an investigation;

•
seeking any information it requires from employees, all of whom are directed to cooperate with the Audit Committee’s requests, or external parties and meeting with our officers, the independent registered public accounting firm, internal auditors or outside counsel, as necessary;

•
reviewing and assessing our overall internal control structure, including consideration of the effectiveness of our internal control system and evaluation of management’s tone and responsiveness toward internal controls and reviewing our policies and procedures for risk assessment and risk management;

•
reviewing and assessing our financial reporting, including interim, quarterly and annual SEC compliance reporting and evaluating management’s significant judgments and estimates underlying the financial statements;

•
reviewing and assessing our compliance with financial covenants, legal matters, including securities trading practices, and regulatory or governmental findings which raise material issues regarding our financial statements or accounting policies;

•	overseeing the audit process, including the adequacy and quality of the annual audit process and the performance and independence of the independent registered public accounting firm;
•
reviewing and assessing related-party transactions and our Code of Business Conduct and Ethics, including appropriate procedures concerning non-compliance with the Code and appropriate resolution of incidents reported through our anonymous response line;

•	overseeing complaint procedures and receipt of submissions, particularly those concerning questionable accounting or auditing matters; and
•	evaluating the Audit Committee’s performance and reviewing the Audit Committee’s charter on an annual basis and presenting the Board with recommended changes.

A copy of the Audit Committee Charter is available on our website at www.hibbett.com under the heading “Investor Information.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Audit Committee Financial Experts.  Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the SEC.  In addition, our Board has determined that Mr. Johnson, who chairs the Audit Committee, by virtue of his financial experience in public accounting and with both private and public companies, as well as Ms. Aggers and Mr. Yother, because of their career experiences serving in financial capacities of publicly-traded companies, qualify as “audit committee financial experts” within the meaning of applicable regulations of the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Fiscal 2011 members of the Compensation Committee are Mr. Parks, Chairman of the Compensation Committee, and Messrs. Johnson, Kirkland, Saunders and Yother.  Under the terms of its Charter, the Compensation Committee is directly responsible for developing guidelines and establishing compensation policies for our executive officers as well as producing an annual report for inclusion in our Proxy Statement.  In addition, the Compensation Committee:

•
develops guidelines and reviews the structure and competitiveness of our executive officer compensation programs, including assessing the appropriate motivation of executive officers to achieve our business objectives in line with our overall strategies for risk management;

•
oversees an evaluation of the performance of our executive officers, excluding our Executive Chairman and CEO, and approves annual compensation, including salary, bonus, incentive and equity compensation, of all our executive officers, including our Executive Chairman and CEO;

•	administers our equity award plans for employees and grants equity awards under our equity award plans;
•	reviews strategy for executive officer succession;
•	publishes an annual Compensation Committee Report on executive officer compensation for the stockholders; and
•	evaluates the Compensation Committee’s performance and reviews the Compensation Committee’s charter on an annual basis and presents the Board with recommended changes.

The Compensation Committee may, at its sole discretion, employ a compensation consultant that reports directly to the Compensation Committee, and has done so, to assist in the evaluation of the compensation of our CEO and other elected executive officers.

A copy of the Compensation Committee Charter is available on our website at www.hibbett.com under the heading “Investor Information.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement and is attached as Appendix A of this Proxy Statement.

Nominating and Corporate Governance Committee

The Fiscal 2011 members of the NCG Committee are Mr. Yother, Chairman of the Committee, and Messrs. Finley, Kirkland and Saunders.  The NCG Committee is authorized to exercise oversight with respect to the nomination of candidates for the Board in such a fashion as determined from time to time by the Board.  The NCG has recommended the election of Mr. Johnson and Mr. Parks as Class III Directors at the 2011 Annual Meeting of Stockholders.  Under the terms of its Charter, the NCG Committee meets at least one time annually.

The Nominating and Corporate Governance Committee’s purpose is to advise the Board on the composition, organization, effectiveness and compensation of the Board and its committees and on other issues relating to the Company’s corporate governance.  The NCG Committee’s duties and responsibilities primarily relate to director nominations, Board and Committee effectiveness, Board structure and Director compensation, corporate governance and stockholder communications and disclosure.  Specifically, the NCG Committee is responsible for:

•
recommending candidates to be nominated by the Board, including the re-nomination of any currently serving Director, to be placed on the ballot for stockholders to consider at the Annual Meeting or recommending nominees to be appointed by the Board to fill interim director vacancies;

•
leading the Board in its annual performance evaluation and conducting annual performance self-evaluations of the NCG Committee and each Director of the Board as well as the Executive Chairman and the CEO;

•	reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member;
•	recommending policies for compensation, including equity compensation, for independent Board members, in line with our overall strategies for risk management;
•	monitoring significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each Director;
•	evaluating and administering the Corporate Governance Guidelines of the Company and recommending changes to the Board and reviewing the Company’s governance structure; and
•
establishing procedures for communicating with stockholders and assisting management in the preparation of the disclosure in our Proxy Statement and other documents filed with the SEC regarding Director independence and the operations of the NCG Committee.

The Nominating and Corporate Governance Committee has written policies in place for accepting Director nominations from stockholders and identifying nominees for Director as well as minimum qualifications for Director nominees that are described in detail beginning on page 7.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.hibbett.com under the heading “Investor Information.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this report and discussed it with management.  In reliance on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis following this report be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

Submitted by the members of the Compensation Committee of the Company’s Board of Directors:

Ralph T. Parks, Chairman; Albert C. Johnson; Cark Kirkland; Thomas A. Saunders III; Alton E. Yother

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Risk Assessment

As part of our overall enterprise risk assessment, we conducted an assessment of our compensation plans and measures to evaluate whether the plans may cause the Board, executives, managers and/or all employees to act in an undesired manner inconsistent with Company objectives, strategies and ethical standards and with prudent business practices.  We further evaluated whether the Company may fail to identify Key Performance Indicators (KPI) and/or accurately report existing KPIs.

We presented and discussed the findings of the risk assessment with the Audit Committee.  Based upon the assessment and discussions with the Audit Committee, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Hibbett.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries.  In addition, none of the members of the Compensation Committee has or had any relationship with the Company during Fiscal 2011 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview of Compensation Program

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our NEOs.  The NEOs for Fiscal 2011 are the Chief Executive Officer (CEO) and President, the Chief Financial Officer (CFO) and Senior Vice President, the Executive Chairman of the Board, the Senior Vice President of Operations and the Senior Vice President of Merchandising.

Role of Our Compensation Committee

The Compensation Committee approves all compensation and equity awards to our NEOs, including the CEO.  The Compensation Committee reviews the compensation of the CEO and, following discussions with him where it deems appropriate, establishes his compensation.  Historically, the Compensation Committee also reviewed the performance of all our NEOs in their duties.  Beginning in Fiscal 2011, the review of the performance of the Executive Chairman and the CEO falls under the duties and responsibilities of the Nominating and Corporate Governance (NCG) Committee.  Our Compensation Committee considers the performance appraisal conducted by the NCG Committee as part of its consideration for executive compensation for such individuals.  Our Compensation Committee also administers the Company’s 2005 Equity Incentive Plan, as amended and restated (EIP) and approves all equity grants to executive officers.

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs and has taken steps to significantly enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and performance.  The Compensation Committee actively and consistently:

•	holds executive sessions without the presence of management;
•	reviews and implements a compensation structure for our NEOs;
•	considers succession plans and strategies for our key executive positions; and
•	monitors stock ownership of our NEOs.

The Compensation Committee’s Charter reflects these and other responsibilities, and the Compensation Committee and the Board periodically review and revise the Compensation Committee Charter.  The NCG Committee determines the Compensation Committee’s membership.

Role of Executive Officers in Compensation Decisions

Michael J. Newsome, our Executive Chairman and former Chairman of the Board and CEO, annually reviews the performance of our CEO with the NCG Committee, while Jeffry Rosenthal, our CEO and President, annually reviews the performance of the other NEOs, excluding the Executive Chairman, with the Compensation Committee.  Recommendations are made accordingly, with respect to each key element of executive compensation for NEOs, excluding the Executive Chairman.  The Compensation Committee generally approves the recommendations with minor adjustments.  As prescribed in the Company’s Statement of Employee Equity Grant Practices, the Compensation Committee conducts these reviews within 90 calendar days of the Company’s fiscal year end.  The only other role NEOs have in the determination of executive compensation is in the recommendation of the annual Company budget from which performance levels are based for incentive bonuses and performance-based equity awards.  The annual Company budget is presented by management to the entire Board for review and approval.

Peer Group

The Compensation Committee has identified a group of 15 companies as its peer group, based on such factors as their sales volume, geographical regions of operations and industry concentration.  Following is a list of the companies which were most often used by the Compensation Committee in Fiscal 2011 when considering executive compensation and for executive compensation analysis:

Big 5 Sporting Goods Corp.	Eddie Bauer Holdings	Kirkland's, Inc.
Books-A-Million, Inc.	Finish Line, Inc.	Shoe Carnival, Inc.
Brown Shoe Co., Inc.	Footlocker, Inc.	Sport Chalet, Inc.
Dicks Sporting Goods, Inc.	Genesco, Inc.	Stage Stores, Inc.
DSW, Inc.	Hastings Entertainment, Inc.	Urban Outfitters, Inc.

Compensation Program Objectives and Philosophy

Our overall compensation program has been designed to attract and retain highly qualified executives and to provide appropriate motivation to these executives to achieve our business objectives in line with our overall strategies for risk management and to maximize our long-term financial results for the benefit of the stockholders.  Executive compensation is structured to ensure that there is an appropriate balance between our short-term and long-term performance as well as to promote a philosophy of teamwork and close collaboration among executive officers emphasizing healthy Company growth and sustainability.  Our “low-cost operator” corporate culture is reflected in the Compensation Committee’s philosophy for its executives, especially with respect to compensation that is assured and not contingent on performance.

The primary objectives of our executive compensation program are to:

▪	Attract and retain highly qualified executive officers and motivate them to deliver a consistently high level of performance.
▪
Align the economic interests of our executive officers with those of our stockholders by placing a substantial portion of their compensation at risk through performance goals that, if achieved, are expected to increase total stockholder return.

▪
Reward performance that emphasizes teamwork among executive officers that supports Company growth and supports the Company’s values by promoting a culture of integrity, business ethics and customer service.

The Compensation Committee structures the total compensation program for executives to consist of base salary, performance-based cash bonuses, performance-based equity awards and certain other benefits, including a nonqualified deferred compensation plan and supplemental 401(k) plan discussed in more detail later in this document.  The Compensation Committee believes that a majority of the total compensation opportunity for executives should be allocated to cash bonuses and equity awards that are contingent on the achievement of pre-determined performance measures in order to align compensation with the interests of stockholders.  Performance measures for management are based on Company-wide targets, with a greater emphasis for more senior personnel.

Generally, the Compensation Committee’s goal is to set our NEOs’ salaries at a level between the 25th and 50th percentile of comparable companies, but increase their contingent bonuses and equity awards so that the total compensation opportunity is above the 50th percentile.  At its discretion, the Compensation Committee may base an NEO’s total compensation opportunity or the components of compensation above or below these target levels due to individual factors considered by the Compensation Committee.  Individual compensation levels are based upon the duties and responsibilities assumed by each executive officer, individual performance and the attainment of individual goals.  The Compensation Committee has decided to base all of the performance-based compensation, including equity awards, on the achievement of Company goals, with the exception of newly-hired executives whose initial bonuses and equity are typically based on service.  The Compensation Committee’s philosophy is that a higher percentage of pay dependent on our performance adds stockholder value by aligning executive compensation with revenue and net income growth.

Long-term compensation for NEOs has historically consisted of equity awards such as stock options and restricted stock units (RSUs).  In determining equity awards, the Compensation Committee endeavors to reinforce the “pay-for-performance” philosophy while encouraging share ownership and retention.  The Compensation Committee has currently opted to award only RSUs in the annual employee award, which includes our NEOs.  The RSU awards to our NEOs contain performance and service criteria set by the Compensation Committee that must be achieved in order to be earned.  (See “Future Planning” on page 40.)  The awarding of performance-based RSUs (PSUs) is designed to align stockholder and management interests through incentives that encourage the highest level of corporate governance and focus on rewarding our executives for increased Company value and financial results over the long-term, without encouraging excessive or unnecessary risk-taking.  The form and composition of equity awards, as well as other elements of compensation, may be adjusted in the future as our compensation philosophy evolves.

Compensation Program Principles

Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

▪
Pay for performance.  A substantial portion of the total compensation of our executive officers is composed of annual and long-term incentive payments that are earned upon achievement of financial results that contribute to total stockholder return.

▪
Reward long-term growth and sustained profitability.  Our equity awards are based on a combination of short-term and long-term financial goals.  These awards require sustained financial performance to deliver significant value and encourage our executive officers to deliver continued growth over an extended period of time.

▪
Modest benefits and limited perquisites.  We provide standard employee benefits and very limited perquisites or other forms of compensation to our NEOs.  Any perquisites received are generally available to other levels of management and employees.  We believe our compensation program provides adequate financial opportunities to our executive officers to the extent that extra benefits and perquisites are not required to attract and retain such executives.

Compensation Benchmarking; Role of Compensation Consultants

Previously, the Compensation Committee has retained the services of an external compensation consultant, Hewitt Associates (Hewitt).  The mandate of the consultant, when retained, was to serve the Company and work for the Compensation Committee in its review of executive and Director compensation practices, including the competitiveness of pay levels, executive compensation design, market trends and technical considerations.  The Compensation Committee did not direct Hewitt to reach any particular conclusion or to perform hired services in any particular manner or under any particular method nor has the Compensation Committee or the Company utilized Hewitt in any other role or for any other services other than those discussed.  The independent compensation consultant has not received a fee for services related to executive compensation since Fiscal 2008.

The Compensation Committee believed that the in-depth studies performed by the consulting firm provided useful guidance that they could use to shape executive compensation packages in the future.  During Fiscal 2009, Hewitt’s services included survey market pay analyses for other senior level positions within the Company and did not include any consultation concerning executive compensation of our NEOs.  The analyses were requested by and reported to our Human Resources department and CEO.  The Compensation Committee did not utilize the services of the independent consultant in Fiscal 2010 or Fiscal 2011.  The Compensation Committee retains the right to retain such services in the future at its discretion.

Elements of our Compensation Program

Compensation Element	Objective	Form and Type of Compensation
Base Salary	To provide a minimum, fixed level of cash compensation for executive officers	Annual cash compensation; Not at risk
Bonus and Non-Equity Incentives	To encourage and reward executive officers for achieving annual corporate performance goals	Annual performance compensation; At risk
Equity Awards	To motivate and retain executive officers and align their interest with stockholders through:
	Performance-based RSUs based on short-term financial goals and long-term service	Short-term performance compensation; At risk
	Performance-based RSUs based on long-term financial goals	Long-term performance compensation; At risk
Employee Benefits	To promote health, well-being and financial security of employees, including executive officers	Annual indirect compensation, Not at risk

Annual Compensation

Base Salary

We provide our executives with assured cash compensation in the form of base salary.  We use base salary as the foundation for the other components of compensation.  The salary levels for our executive officers for the fiscal year ended January 29, 2011, including the salary of Mr. Rosenthal as CEO and President and Mr. Newsome as Executive Chairman, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies from our peer group.  Based upon a review of such companies, the base salary levels approved by the Board of Directors are generally lower than the average salary levels of such companies because the Compensation Committee’s philosophy is that performance-based pay adds more value to the stockholder.

Base salary is competitive but generally conservative when compared to other retail, general industry and manufacturing organizations.  Substantial additional earnings opportunities are provided primarily through achievement of Company performance goals that also apply to equity-based awards.  We have set a moderate base pay and combined it with a significant performance component that provides our executives with an incentive-based compensation scheme consistent with our emphasis on being a “low-cost operator.”

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program is subject to the Bonus Plan adopted by our stockholders and is structured to be qualified performance-based compensation while protecting the Company’s deductibility of executive compensation under Internal Revenue Code Section 162(m).  With the adoption of the Bonus Plan, the Compensation Committee has guidelines by which to offer incentives to executive officers through the use of qualified performance-based compensation.  The Bonus Plan allows more flexible compensation alternatives within our overall compensation philosophy.

The program is designed to provide short-term incentive compensation to our executives based upon pre-established performance goals for the Company and each executive, individually.  The Compensation Committee determines the amounts of target bonus awards for each executive as a percent of their base salary.  The cash bonuses approved by the Compensation Committee as earned by our NEOs as a percent to base salary over the last three fiscal years were as follows:

Range of Payout
Fiscal 2011	75.0% - 139.5%
Fiscal 2010	37.5% - 110.0%
Fiscal 2009	63.2% - 112.5%

The high range of the cash bonus for Fiscal 2011 and the low range of the cash bonus for Fiscal 2010 represent a firm bonus paid to our Senior Vice President of Merchandising and were not contingent on the achievement of any performance criteria.

Bonus targets emphasize individual contribution to our success during the year and the performance of those aspects of our business for which each executive has responsibility.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

The following table illustrates the executives’ combined bonus potential for Company and individual goals as a percent of individual base salaries for Fiscal 2011, Fiscal 2010 and Fiscal 2009:

NEO	Position	Fiscal 2011	Fiscal 2010	Fiscal 2009
Jeffry O. Rosenthal (1)	Chief Executive Officer and President	70.0%	90.0%	78.7%
Gary Smith	Senior Vice President and Chief Financial Officer	60.0%	80.0%	75.0%
Michael J. Newsome (2)	Executive Chairman	100.0%	100.0%	100.0%
Cathy E. Pryor	Senior Vice President of Operations	60.0%	80.0%	75.1%
Rebecca A. Jones (3)	Senior Vice President of Merchandising	124.5%	37.5%	N/A

(1)
Mr. Rosenthal was promoted to Chief Executive Officer and President in May 2010.  He was formerly President and Chief Operating Officer and Vice President of Merchandising.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

(2)
Mr. Newsome was named Executive Chairman in May 2010.  He was formerly Chief Executive Officer and Chairman of the Board.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

(3)
Ms. Jones was hired as Vice President of Merchandising in August 2009.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.  A portion of her Fiscal 2011 bonus and all of her Fiscal 2010 bonus was not based on Company or individual goals, but was awarded at the discretion of the Compensation Committee.

Company performance goals were based on earnings before interest and taxes (EBIT) determined by the annual budget as approved by the Board of Directors for Fiscal 2011, Fiscal 2010 and Fiscal 2009.  The following table compares the Company and individual bonus potential for each of our NEOs as a percentage of total bonus potential for Fiscal 2011, Fiscal 2010 and Fiscal 2009:

	Fiscal 2011		Fiscal 2010		Fiscal 2009
NEO	Company Bonus	Individual Bonus	Company Bonus	Individual Bonus	Company Bonus	Individual Bonus
Mr. Rosenthal	100.0%	0.0%	100.0%	0.0%	71.4%	28.6%
Mr. Smith	100.0%	0.0%	100.0%	0.0%	74.9%	25.1%
Mr. Newsome	100.0%	0.0%	100.0%	0.0%	100.0%	0.0%
Ms. Pryor	100.0%	0.0%	100.0%	0.0%	75.0%	25.0%
Ms. Jones	53.8%	46.2%	0.0%	100.0%	N/A	N/A

For Fiscal 2011 and Fiscal 2010, the Company performance bonus component represented 100.0% of the NEOs’ total bonus potential, with the exception of Ms. Jones whose bonus potential included a guaranteed payout.  For Fiscal 2009, the Company performance bonus component ranged from 71.4% to 100.0% of the NEOs’ total bonus potential for those who qualified.

Beginning in Fiscal 2010, the Compensation Committee made each NEO’s bonus contingent solely upon Company performance with the exception of Ms. Jones, whose bonuses were a combination of a guaranteed cash bonus and Company bonus for Fiscal 2011 and a guaranteed cash bonus for Fiscal 2010.  Additionally, the Company performance component is structured so that the attainment of less than 100.0% of the established Company goal may result in executive bonuses less than the specified bonus potential and attainment of greater than 100.0% of the established Company goal may result in executive bonuses in more than the specified bonus potential.  This tiered structure is applied to all our NEOs.  Prior to Fiscal 2010, the more senior level executives had the majority of their bonus potential tied to Company performance goals, but also had a bonus potential tied to individualized goals.

For Fiscal 2011, Fiscal 2010 and Fiscal 2009, the executive’s earned percentages of his or her Company performance bonus depended on the Company’s actual performance in relation to the Company’s performance goal as summarized in the following table:

% of Company Performance Goal Attained	Portion of Executive’s Company Performance Bonus Deemed Earned
Below 85.0%	0.0%
85.0%	62.5%
90.0%	75.0%
95.0%	87.5%
100.0%	100.0%
105.0%	112.5%
110.0% or above	125.0%

For Fiscal 2011, Fiscal 2010 and Fiscal 2009, the Company performance goal was based on EBIT.  The following table sets forth the EBIT goal for each year and the level achieved and paid out to our NEOs based on that achievement:

	EBIT Goal	EBIT Achieved	% of Goal Achieved	% of Payout
Fiscal 2011	$54.0 million	$73.5 million	136.2%	125.0%
Fiscal 2010	$50.3 million	$52.4 million	104.0%	110.0%
Fiscal 2009	$45.4 million	$48.0 million	105.7%	112.5%

The Compensation Committee strives to set goals that motivate our executive officers to improve performance over previous years, without encouraging excessive risk taking.  Calculation of the Company performance bonus earned by each NEO is based on the final audited consolidated financial statements and, if applicable, is usually paid out in March of the following year.  While the Compensation Committee reserves the right to make adjustments to goals after they are established, it has not done so during the last three fiscal years.  Any such modification would be carefully considered by the Compensation Committee and applied to the special circumstances that warranted the modification.

There were no individual performance goals set for our NEOs for Fiscal 2011 or Fiscal 2010, with the exception of Ms. Jones as discussed above.  Formerly, the Compensation Committee established annual individual performance goals for each executive officer.  The composition of the executives’ individual goals generally included targets for new store sales volume and return on investment.  Mr. Newsome was the only executive that did not have an individual bonus component for Fiscal 2009.  The other executive officers had individual bonus dollars tied to performance goals that varied by executive and also included qualifiers such as a specified number of store visits and having no material weakness in internal control over financial reporting in their area(s) of responsibility.  There were no waivers of the goals established by the Compensation Committee during any of the fiscal years presented.

Equity Awards

Equity Award Practices

Through our EIP, the Compensation Committee has a wide range of award-based incentive alternatives to offer our NEOs.  Equity award types including stock options, stock appreciation rights, PSUs and RSUs may be granted at the discretion of the Compensation Committee.  Awards of equity-based compensation to our executive officers complement our cash incentives and encourage an ownership stake in our Company to align the interest of our NEOs and our stockholders.

With the exception of new hire grants to executive officers, the Compensation Committee has opted to grant PSUs to our NEOs as part of their annual compensation package, up to the limits allowed in the EIP at the time of grant.  PSUs are believed to strengthen the longer-term pay-for-performance alignment of the Company’s compensation program and provide retention motivation through time-vesting of half of the awards after achievement of the stated performance goal.  The Compensation Committee has also recently granted stock options to our NEOs when limited by the EIP on the number of PSUs.

The Compensation Committee’s equity award policy is designed to facilitate the establishment of appropriate processes, procedures and controls in connection with the administration of our equity-based incentive plans.  The Compensation Committee’s policy requires that annual grants of equity awards to all employees, including our NEOs, be made at set times in coordination with our annual release of financial results.

Stock Awards and Option Awards

The following equity awards were granted to our NEOs in Fiscal 2011, Fiscal 2010 and Fiscal 2009:

	Fiscal 2011		Fiscal 2010		Fiscal 2009
NEO	Target # of PSUs	Stock Options	Target # of PSUs	Stock Options	Target # of PSUs	Stock Options
Mr. Rosenthal	15,800	None	26,200	None	14,900	None
Mr. Smith	11,500	None	20,500	None	14,500	None
Mr. Newsome	24,800	None	30,000	46,800	30,000	19,900
Ms. Pryor	10,900	None	19,400	None	13,600	None
Ms. Jones	10,500	None	None	None	N/A	N/A

Ms. Jones also received a total of 5,302 time-based RSUs upon hire in Fiscal 2010.

As part of the annual equity award, our practice is to determine the dollar amount of equity compensation that we want to provide to our executive officers as a percentage of base salary and then to grant equity awards based on a formula that yields such amount based on 80% of the 30-day trailing average (trailing average) price of our stock.  Awards granted to our NEOs reflect our desire to provide incentives to these individuals that encourage our growth and long-term success as a Company.  The following table reflects the trailing average price of our stock and the percentage of base salary that the equity award was based on:

	80% of Trailing Average	% of Base Salary
Fiscal 2011	$17.74	60.0% – 110.0%
Fiscal 2010	$13.93	80.0% – 110.0%
Fiscal 2009	$17.94	75.0% – 110.0%

This methodology was applicable to all our NEOs with the exception of Mr. Newsome who also received stock options in Fiscal 2010 and Fiscal 2009 due to former restrictions within the EIP that limited the number of RSUs that could be awarded to a participant within any one calendar year and Ms. Jones who received a service-based award of RSUs based on 37.5% of her annualized base salary in Fiscal 2010.  In Fiscal 2010 and Fiscal 2009, Mr. Newsome’s equity awards were based on 110.0% of his base salary of which 56.0% and 82.0%, respectively, consisted of performance-based restricted stock units and the remaining consisted of stock options based on a trailing average of $13.93 and $17.94, respectively.  Ms. Jones’s award was granted under the provisions of the EIP, was dated November 2, 2009 and was based on the closing market price of our common stock on the grant date.

Awards to the remainder of the employee participants are not generally based on the employees’ salary, but primarily on historical grant levels with consideration for changes in duties or stock prices around the date of grant.  In Fiscal 2011, Fiscal 2010 and Fiscal 2009, grants made to non-executive employees consisted solely of RSUs.

Consistent with prior years, the Compensation Committee will award only RSUs in Fiscal 2012 to all participating employees, including the NEOs.  The NEO awards of PSUs were determined based on a percentage of each executive’s base salary.  Because of a positive vote by our stockholders at our Annual Meeting of Stockholders in 2009, the number of RSUs that can be awarded to an individual within a calendar year was increased and the Compensation Committee was able to award all RSUs to our NEOs where in the last few years, the Compensation Committee had to award an additional award of stock options to our standing Executive Chairman and former CEO because of plan limitations.  Awards to other participating employees were primarily based on their historical grant levels and overall value to the Company with consideration for changes in duties.  The total number of RSUs approved by the Compensation Committee and awarded to participating employees in the annual award for Fiscal 2012 was 155,143, of which our NEOs were awarded 53,000 RSUs in the form of PSUs and based on a trailing average of $26.23.

Timing of Equity Awards

We grant equity awards to our employees generally on three occasions: annually, upon hire (for certain senior positions) and occasional special one-time grants to executive management upon approval by the Compensation Committee.  The fair value of awards is based on the closing price of our common stock on the date of grant (or if not a business day, the immediately preceding business day) as defined in our equity plans.

Historically and in Fiscal 2011, Fiscal 2010 and Fiscal 2009, we granted all annual employee equity awards, including our executives, on the same day each year, typically in February or March, with the exception of the CEO’s annual grant of Fiscal 2009 which was awarded in two components; RSUs up to EIP limitations at the same time as the annual employee grant and stock options in May 2008.  The May 2008 stock option grant was authorized by the Compensation Committee in order to maintain the percentage of base salary the Compensation Committee had established for his position with the Company.

Under the Statement of Employee Equity Grant Practices (EGP) adopted by the Compensation Committee and effective January 1, 2007, the grant date for annual awards to executives and employees is defined as the third business day following the public release of our annual results of operations.  In addition, grants to newly hired executives are made on the first day of the fiscal quarter after hire.  Special purpose grants are effective as of the Friday following the Compensation Committee’s formal approval.  The Compensation Committee reserves the right to modify this practice if circumstances warrant.  No award will be deemed made until all material terms, including the type of award, number of shares, grant date, and the identification of each grantee, is determined with finality without the benefit of hindsight.

Employment and Retention Agreements

We have a retention agreement with Mr. Newsome to secure his continued part-time employment in the event he retires from a position of executive management with the Company.  Under the terms of this agreement, Mr. Newsome has agreed to serve as a part-time advisor on various business matters of importance to us, as determined by the Board.  The initial term of the agreement is effective beginning on such unspecified date that Mr. Newsome steps down and continues through the end of the third fiscal year after such beginning date.  The compensation for such services shall be mutually agreed upon between Mr. Newsome and the Board.  The Board may award additional compensation in the nature of a bonus for services performed.  In addition, Mr. Newsome shall be eligible to participate in any benefit plan made available to our senior executives, subject to such terms governing eligibility, participation and other matters.

There are currently no other employment or retention agreements issued by the Company.

Severance and Change in Control Payments

In January 2008, the Compensation Committee adopted a Change in Control Severance Agreement (Severance Agreement) for our Named Executive Officers.  If a covered executive’s employment is terminated by the Company without cause or by the executive for good reason within: (i) two years following a Change in Control; or (ii) within a six-month period prior to a Change in Control if the executive’s termination or resignation is also directly related to or occurs in connection with a Change in Control, the Company shall pay the executive a severance payment in the amount equal to one and one half (1.5) times the sum of the executive’s covered salary and covered bonus.  The severance shall be paid within thirty (30) days of the executive’s termination date or the Change in Control date, whichever is later.  In addition, to the extent the executive has been granted equity compensation under the Company’s equity compensation plans, the executive’s interest in such awards would become fully exercisable, vested and nonforfeitable as of the Change in Control date, to the extent not already exercisable or vested as of such date.

The covered salary for purposes of this Severance Agreement shall mean the highest annual rate of base salary paid to the executive by the Company prior to the termination or resignation of the executive’s employment.  The covered bonus for purposes of this Severance Agreement shall mean the average of the actual cash bonuses paid to the executive for the five years prior to the year of the executive’s termination or resignation from the Company (or shorter period if the executive has been employed for a shorter period), but not to exceed the target bonus in the year of termination or resignation.

The following table shows the estimated payouts to our NEOs if a Change in Control event occurred on January 29, 2011:

	Named Executive Officer
	Mr. Rosenthal	Mr. Smith	Mr. Newsome	Ms. Pryor (3)	Ms. Jones (3)
Salary & Bonus (1)
Covered Salary	$600,000	$510,000	$811,500	$484,500	$465,000
Covered Bonus	251,874	204,000	400,000	193,800	186,000
Cash Payout	851,874	714,000	1,211,500	678,300	651,000

Equity Awards (2)
Restricted Stock Units	2,061,700	1,657,357	2,832,256	1,557,481	683,769
Stock Options	-	-	622,275	-	-
Total Value of Equity	2,061,700	1,657,357	3,454,531	1,557,481	683,769
Total	$2,913,574	$2,371,357	$4,666,031	$2,235,781	$1,334,769

Estimated Payout	$2,913,574	$2,371,357	$4,666,031	$1,948,947	$1,245,334

(1)
Covered salary was based on the highest annual rate of base pay paid to each NEO.  Covered bonus was based on a five-year average of bonuses paid for Messrs. Newsome, Smith and Rosenthal and Ms. Pryor and one year for Ms. Jones.

(2)
The value of equity awards was calculated on non-vested awards using the closing price of our stock on January 29, 2011 of $32.48.  RSUs were valued at the closing stock price times the number of shares non-vested.  Stock options considered “in the money” were valued using the spread (closing price less exercise price).  As of January 29, 2011, the number of non-vested RSUs and non-vested stock options considered in the calculation above were:

NEO	Non-Vested RSUs	Non-Vested Stock Options
Mr. Rosenthal	63,476	-0-
Mr. Smith	51,027	-0-
Mr. Newsome	87,200	45,050
Ms. Pryor	47,952	-0-
Ms. Jones	21,052	-0-

(3)
The total for Ms. Pryor and Ms. Jones would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code.  The estimated payout represents the limitation defined in the Severance Agreement whereby no portion of such payment is subject to the excise tax imposed by Section 4999 of the Code.

Upon authorization by the Compensation Committee, we agreed to provide a Medicare supplemental health insurance policy for Mr. Newsome and his wife, effective after his retirement and thereafter during their lifetimes.  The Company has estimated that it will cost approximately $54,000 to provide this benefit.

Perquisites and Other Benefits

The Compensation Committee’s philosophy is that NEOs should not be treated differently from the general employee population in the design of their benefits, other than one-time or special benefits provided under broader programs, such as relocation.  The Company’s overall viewpoint is to offer a compensation package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to our employees, in general.  The NEOs receive the same medical, dental, vision, disability, employee discount, flexible spending options and 401(k) benefits as the broader employee population who qualify.  The perquisites provided to NEOs are also available to other employees, where applicable, and include:

Paid holidays and vacation.  We currently allow six paid holidays.  Effective Fiscal 2012, based on years of service, our full-time employees can earn up to four weeks of paid vacation per year.  Our NEOs are eligible for the following weeks of paid vacation per year based on their years of service:

Mr. Rosenthal	3 Weeks
Mr. Smith	3 Weeks
Mr. Newsome	4 Weeks
Ms. Pryor	4 Weeks
Ms. Jones	1 Week

Discount on the Company’s common stock through the Hibbett Sports, Inc. Employee Stock Purchase Plan (ESPP).  All employees, including our NEOs, who have been employed with the Company over one year and work an average of 20 hours per week, qualify for participation in our ESPP.  The ESPP purchases our common stock each calendar quarter at a discount of 15.0% off the closing price of the lower of the first day of the calendar quarter or the last day of the calendar quarter.  Currently, Mr. Newsome and Mr. Smith participate in the ESPP.

Company-paid life insurance.  The Company provides life insurance coverage equal to two times the annual base salary of all full-time employees up to $500,000 with further reductions once an employee reaches age 65 and 70.

Company-owned vehicle.  Company-owned vehicles are made available to those full-time employees whose job functions require extensive travel.  The vehicles may be used for business and personal use.  Employees, including our NEOs, who drive Company-owned vehicles, reimburse the Company annually for personal use.  Currently, only Mr. Newsome drives a Company-owned vehicle.

Deferred Contribution Benefit Plans.  The Company maintains the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan) for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our existing 401(k) plan has been limited because of certain restrictions applicable to qualified plans.  The group of employees eligible for this deferral option includes all our NEOs and all of our NEOs are currently participating in the Supplemental Plan.

Executive Voluntary Deferral Plan.  Effective Fiscal 2011, the Board adopted the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Deferral Plan) which gives key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  All of our NEOs are eligible for participation under this plan and only Ms. Jones participated in the Deferral Plan in Fiscal 2011.  Currently, none of our NEOs are participating in the Deferral Plan.

Flexible Spending Account Plan.  In January 2010, we introduced a Flexible Spending Account Plan (FSA) that allows employees to set aside pre-tax amounts for out-of-pocket health care and dependent care expenses.  All of our NEOs are eligible for participation under the FSA and Messrs. Rosenthal, Smith and Newsome participated in the FSA in Fiscal 2011 and are currently participating in the FSA.

See the Summary Compensation Table and related disclosures beginning on page 28 for more details on specific perquisites applicable to each NEO.

Equity Ownership

The Compensation Committee has adopted stock ownership guidelines for our NEOs.  Within four years of any executive officer’s hire date or promotion to a covered office, whichever is later, the following equity ownership must be maintained in the amounts indicated:

Office Held	Stock Ownership Requirement
Executive Chairman of the Board	Three (3) times base salary
Chief Executive Officer, President	Two (2) times base salary
Senior Vice President	One (1) time base salary

Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of our fiscal year ended January 29, 2011, all our NEOs had met their stock ownership requirements.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to executive officers to the extent such compensation exceeds $1 million per executive in any year.  Pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation” such as stock option grants, annual bonus and performance shares which satisfy the specific requirements imposed by Section 162(m).  We have taken steps to provide that these exceptions will apply to a majority but not all of the compensation paid to our executive officers.  We continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements.  It continues to be the Compensation Committee’s desire that a majority of the bonus compensation paid to our executive officers under the Bonus Plan qualifies as performance-based compensation and is deductible for federal income tax purposes under Section 162(m).

Financial Restatement and Recoupment

Effective Fiscal 2011, the Board adopted a Recoupment Policy within its Corporate Governance Guidelines which allows the Board, at its discretion, to seek reimbursement of performance-based compensation, including performance-based equity compensation, from any senior executive, including our NEOs, who has engaged in fraud, willful misconduct, recklessness or gross negligence that has caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements.  The policy is not retroactive to performance-based compensation earned prior to Fiscal 2011.  Prior to the adoption of this policy, we did not have a policy governing executives reimbursing the Company for bonuses paid from previous years if it was determined, through financial restatement or other factors, that the original goals set in those years had not been met.  Bonuses are based on achieved financial targets and are determined based on our audited consolidated financial statements.

The Compensation Committee has the discretion to waive or revise performance goals, but has never exercised this right in the past.  A copy of our Corporate Governance Guidelines is available at www.hibbett.com under “Investor Information.”

Annual Compensation of Executive Officers

The following table reports amounts paid during the fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009 to our NEOs, including equity awards that were granted during the year and other benefits that accrued during the fiscal year.

Summary Compensation Table
For the Fiscal Years Ended January 29, 2011, January 30, 2010 and January 31, 2009
(In dollars)

Name and Principal Position	Year (1)	Salary	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	TOTAL

Jeffry O. Rosenthal (7)	2011	400,000	-	408,588	-	350,000	36,497	1,195,085
Chief Executive Officer	2010	325,000	-	472,648	-	321,750	14,101	1,133,499
and President	2009	285,000	-	222,457	-	180,000	5,029	692,486

Gary A. Smith	2011	340,000	-	297,390	-	255,000	30,583	922,973
Chief Financial Officer and	2010	286,000	-	369,820	-	251,680	12,711	920,211
Senior Vice President	2009	278,000	-	216,485	-	208,025	7,932	710,442

Michael J. Newsome (8)	2011	400,000	-	641,328	-	500,000	50,400	1,591,728
Executive Chairman	2010	541,000	-	541,200	459,295	595,100	16,749	2,153,344
of the Board	2009	525,000	-	447,900	199,584	590,625	6,331	1,769,440

Cathy E. Pryor	2011	323,000	-	281,874	-	242,250	2,688	849,812
Senior Vice President	2010	270,000	-	349,976	-	237,600	2,285	859,861
of Operations	2009	255,000	-	203,048	-	185,511	3,587	647,146

Rebecca A. Jones (9)	2011	310,000	200,000	271,530	-	232,500	27,063	1,041,093
Senior Vice President	2010	265,000	99,375	99,359	-	99,375	3,875	566,984
of Merchandising

Note:  The Summary Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Dollars which requires the reporting of “above-market” or “preferential” earnings from nonqualified deferred compensation plans of which there were none.  Therefore, for presentation purposes, this column was omitted.

(1)  Hibbett Sports Inc.’s fiscal year ends on the Saturday nearest to January 31 of each year.

(2)  The bonus amounts for Ms. Jones represent amounts agreed upon hire and were only contingent upon continued service.

(3)  The values set forth in this column reflect performance-based restricted stock units granted to all our NEOs, with the exception of Ms. Jones, whose grant was service-based in Fiscal 2010.  The valuation method, in accordance with ASC Topic 718, is based on the closing price of our common stock on the date of grant, without considering an estimate for forfeitures.  The values in the table represent the target number of awards established for each NEO.

The PSUs awarded to our NEOs were granted based on a percent of their base salary.  The NEOs could earn less or more than the target amount depending on the level of performance achieved.  They could forfeit the entire award upon failure to achieve the minimum performance target.  The following table sets forth the aggregate grant date fair value for the restricted stock units reflected in this column assuming the highest level of performance conditions were achieved:

	Fiscal Year
Name	2011	2010	2009
Mr. Rosenthal	$817,176	$541,206	$333,686
Mr. Smith	$594,780	$541,195	$324,728
Mr. Newsome	$1,282,656	$541,200	$447,900
Ms. Pryor	$563,748	$524,964	$304,572
Ms. Jones	$543,060	N/A	N/A

Ms. Jones’ new-hire award in Fiscal 2010 is service-based only and not contingent upon achievement of performance conditions; therefore, it is not reflected in the table above.  Ms. Jones’ Fiscal 2010 award was awarded upon hire and represents the grant date fair value.  The award cliff vests in five years.

The following table represents the aggregate grant date fair value of the actual restricted stock awards earned through Fiscal 2011 based on actual achievement of performance conditions.  Some of the awards considered in the table are still subject to a service requirement.  (Fiscal 2011 and Fiscal 2010 both have awards outstanding and unearned contingent on future performance achievement.)

	Fiscal Year
Name	2011	2010	2009
Mr. Rosenthal	$408,588	$236,324	$241,000
Mr. Smith	$297,390	$184,910	$234,491
Mr. Newsome	$641,328	$270,600	$447,900
Ms. Pryor	$281,874	$174,988	$219,934
Ms. Jones	$271,530	$99,359	N/A

(4)  Option awards consist of options to purchase our common stock and are valued under the provisions of ASC Topic 718 using the Black-Scholes valuation model on the date of grant.  The amount presented equals the full grant date fair value without considering an estimate for forfeitures.  (See Annual Report on Form 10-K filed on March 29, 2011 for a full description of our equity-based compensation and assumptions.)

(5)  Non-Equity Incentive Plan Compensation is defined as compensation earned (whether paid during the period or not) based on the achievement of performance criteria that is substantially uncertain at the time it is established and communicated to the executive.

Our executive bonuses are comprised of a Company and/or individual performance component, both of which are a percent of base salary and based on performance criteria the Compensation Committee feels is substantially uncertain at the time it is established and communicated to the executive.  Most of the criteria established by the Compensation Committee require an improvement on ratios and earnings from the prior year.  Performance measures are not based on the price of our common stock nor settled by the issuance of our common stock.

The targeted bonus potential for Fiscal 2011, Fiscal 2010 and Fiscal 2009 was communicated to each executive officer following the March 2010, March 2009 and February 2008 meetings of the Compensation Committee, respectively.  Ms. Jones’ Fiscal 2010 bonus was communicated to her upon hire.

(6)  Other compensation is made up of the incremental cost to us of benefits and other perquisites.  The following tables further details those items listed in total in the Summary Compensation Table under the column heading “All Other Compensation”:

All Other Compensation
For the Fiscal Years Ended January 29, 2011, January 30, 2010 and January 31, 2009
(In dollars)

	Mr. Rosenthal			Mr. Smith
Description	2011	2010	2009	2011	2010	2009
(a) 401(k) and Supplemental 401(k) contribution match by Company	36,497	14,101	5,029	30,583	12,711	7,932
(b) Personal use of Company-owned vehicles	-	-	-	-	-	-
(c) Moving allowance	-	-	-	-	-	-
TOTAL	36,497	14,101	5,029	30,583	12,711	7,932

	Mr. Newsome			Ms. Pryor			Ms. Jones
Description	2011	2010	2009	2011	2010	2009	2011	2010
(a) 401(k) and Supplemental 401(k) contribution match by Company	47,230	14,225	3,499	2,283	-	-	-	-
(b) Personal use of Company-owned vehicles	3,170	2,524	2,832	405	2,285	3,587	-	-
(c) Moving allowance	-	-	-	-	-	-	27,063	3,875
TOTAL	50,400	16,749	6,331	2,688	2,285	3,587	27,063	3,875

(a)
For Fiscal 2011, Fiscal 2010 and Fiscal 2009, the Board of Directors approved a discretionary match of 75.0% of the first 6.0% of contributions for all eligible employees, including NEOs, under the Company’s 401(k) Plan.  For Fiscal 2011, Fiscal 2010 and Fiscal 2009, the Board of Directors approved a discretionary match of 75.0% of the first 4.5% of contributions for all eligible employees, including NEOs, under the Company’s Supplemental 401(k) Plan.

Messrs. Newsome, Rosenthal and Smith will be subject to refunds due to the plan being a top-heavy plan in Fiscal 2011.  However, at the time of the printing of this Proxy Statement, the refund amounts had not been determined, but are not expected to be significant for any of the NEOs listed.  The amount for Fiscal 2010 for Messrs. Newsome, Rosenthal and Smith was adjusted by $2,275, $2,399 and $3,789, respectively, for refunds made pursuant to being a top-heavy plan.

(b)
Two of our NEOs had use of Company-owned vehicles during all or part of Fiscal 2011 and for all of Fiscal 2010 and Fiscal 2009.  We have computed the value of the automobile to each applicable Named Executive Officer as the incremental cost to us by allocating the cost of maintenance and fuel based on their personal use.

(c)
Moving allowance represents the amount that was paid to our Senior Vice President of Merchandising and agreed to upon hire.  The amount for Fiscal 2011 includes a tax gross up of $5,368 and the amount for Fiscal 2010 includes a tax gross-up of $675.

In addition to those items listed in the table above, we allow Mr. Newsome to store some personal items in a warehouse we own.  We do not maintain insurance on any of these items.  It is our determination that this does not qualify as a perquisite to Mr. Newsome as there is no incremental cost to us.

(7)  Mr. Rosenthal was named our Chief Executive Officer effective March 15, 2010.  The tables in this Proxy Statement are indicative of his position as President and Chief Operating Officer for Fiscal 2010 and as Vice President of Merchandising for Fiscal 2009.

(8)  Mr. Newsome was named our Executive Chairman, effective March 15, 2010.  The tables in this Proxy Statement are indicative of his position as Chairman of the Board and Chief Executive Officer for Fiscal 2010 and Fiscal 2009.

(9)  Ms. Jones was hired as Vice President of Merchandising in August 2009 and was named a Senior Vice President in November 2009.  Her bonus amounts were based on continued service only and not contingent on any Company or individual performance goals.

Jeffry O. Rosenthal

Jeffry O. Rosenthal, age 53, has been our Chief Executive Officer and President since March 2010.  Formerly, he served as President and Chief Operating Officer from February 2009 through March 2010 and as Vice President of Merchandising from August 1998 through February 2009.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.  The following table represents the compensation package awarded to Mr. Rosenthal in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2011		Fiscal 2010		Fiscal 2009
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$400,000		$325,000		$285,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	280,000	70.0%	292,500	90.0%	160,000	56.1%
Individual Bonus Target (2)	-	0.0%	-	0.0%	64,200	22.5%
TOTAL Bonus Target	280,000	70.0%	292,500	90.0%	224,200	78.7%
TOTAL Cash Compensation Potential	$680,000	170.0%	$617,500	190.0%	$509,200	178.7%

Restricted Stock Units (3)	15,800		26,200		14,900

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 21 for a complete discussion on Company bonus.  In Fiscal 2011 and based on the Company’s EBIT goal achievement, Mr. Rosenthal earned 87.5% of his base salary or $350,000.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Mr. Rosenthal earned 99.0% of his base salary or $321,750.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Mr. Rosenthal earned 63.2% of his base salary or $180,000.

(2)  In Fiscal 2011 and Fiscal 2010, Mr. Rosenthal did not have an individual bonus target.  In Fiscal 2009, based on criteria and goals set by the Compensation Committee, Mr. Rosenthal did not earn any of the potential $64,200 of his individual bonus.

(3)  See “Stock Awards and Option Awards” on page 24 for a complete discussion on equity awards to our NEOs.

All of the Fiscal 2011, Fiscal 2010 and Fiscal 2009 RSU awards are performance-based.  Of the Fiscal 2011 award, 15,800 of the 15,800 RSUs awarded have been earned based on a Return on Invested Capital (ROIC) goal set by the Compensation Committee.  The ROIC goal was achieved at the maximum rate of 200% of the target award.  There still remains 7,900 RSUs that are contingent on the achievement of a cumulative EBIT goal for Fiscal 2011 through Fiscal 2013.

Of the Fiscal 2010 award, 13,100 RSUs of the 26,200 RSUs awarded have been earned based on a Sales goal set by the Compensation Committee.  The remaining 13,100 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.

Of the Fiscal 2009 award, 16,142 RSUs have been earned against a target award of 14,900 RSUs based on Sales and EBIT goals set by the Compensation Committee.  In addition, of the 16,142 RSUs earned, 7,450 RSUs are still subject to a service condition.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Mr. Rosenthal is not subject to any accelerated vesting provisions on any of his equity awards in the form of RSUs due to his age.

Other Compensation.  Other compensation earned by Mr. Rosenthal is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See table on page 30 for an analysis of those items and costs identified as other compensation to Mr. Rosenthal.

Gary A. Smith

Gary A. Smith, age 64, has been our Principal Accounting and Chief Financial Officer since April 2001.  He currently serves as a Senior Vice President.  Prior to joining us, Mr. Smith was the Chief Financial and Accounting Officer for Moore-Handley, Inc. from 2000 to 2001.  Mr. Smith was the Director of Finance for City Wholesale, Inc. from 1997 to 2000 and a Senior Vice President of Parisian, Inc. from 1979 to 1997.  The following table represents the compensation package awarded to Mr. Smith in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2011		Fiscal 2010		Fiscal 2009
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$340,000		$286,000		$278,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	204,000	60.0%	228,800	80.0%	156,200	56.2%
Individual Bonus Target (2)	-	0.0%	-	0.0%	52,300	18.8%
TOTAL Bonus Target	204,000	60.0%	228,800	80.0%	208,500	75.0%
TOTAL Cash Compensation Potential	$544,000	160.0%	$514,800	180.0%	$486,500	175.0%

Restricted Stock Units (3)	11,500		20,500		14,500

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 21 for a complete discussion on Company bonus.  In Fiscal 2011 and based on the Company’s EBIT goal achievement, Mr. Smith earned 75.0% of his base salary or $255,000.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Mr. Smith earned 88.0% of his base salary or $251,680.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Mr. Smith earned 63.2% of his base salary or $175,725.

(2)  In Fiscal 2011 and Fiscal 2010, Mr. Smith did not have an individual bonus target.  In Fiscal 2009, based on criteria and goals set by the Compensation Committee, Mr. Smith earned 11.6% of his base salary or $32,300 of his individual bonus.

(3)  See “Stock Awards and Option Awards” on page 24 for a complete discussion on equity awards to our NEOs.

All of the Fiscal 2011, Fiscal 2010 and Fiscal 2009 RSU awards are performance-based.  Of the Fiscal 2011 award, 11,500 of the 11,500 RSUs awarded have been earned based on a ROIC goal set by the Compensation Committee.  The ROIC goal was achieved at the maximum rate of 200% of the target award.  There still remains 5,750 RSUs that are contingent on the achievement of a cumulative EBIT goal for Fiscal 2011 through Fiscal 2013.

Of the Fiscal 2010 award, 10,250 RSUs of the 20,500 RSUs awarded have been earned based on a Sales goal set by the Compensation Committee.  The remaining 10,250 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.

Of the Fiscal 2009 award, 15,706 RSUs have been earned against a target award of 14,500 RSUs based on Sales and EBIT goals set by the Compensation Committee.  In addition, of the 15,706 RSUs earned, 7,250 RSUs are still subject to a service condition.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Mr. Smith is not currently subject to any accelerated vesting provisions on any of his equity awards in the form of RSUs due to his age.

Other Compensation.  Other compensation earned by Mr. Smith is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See table on page 30 for an analysis of those items and costs identified as other compensation to Mr. Smith.

Michael J. Newsome

Michael J. Newsome, age 72, has been our Executive Chairman since March 2010.  Formerly, he served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  Since joining us as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with us, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  Prior to joining us, Mr. Newsome worked in the sporting goods retail business for six years.

In determining his salary, the Compensation Committee considered the compensation of similarly situated executives among our peer group, as well as Mr. Newsome’s influence on our continued financial growth and success.  The following table represents the compensation package awarded to Mr. Newsome in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2011		Fiscal 2010		Fiscal 2009
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$400,000		$541,000		$525,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	400,000	100.0%	541,000	100.0%	525,000	100.0%
Individual Bonus Target (2)	-	0.0%	-	0.0%	-	0.0%
TOTAL Bonus Target	400,000	100.0%	541,000	100.0%	525,000	100.0%
TOTAL Cash Compensation Potential	$800,000	200.0%	$1,082,000	200.0%	$1,050,000	200.0%

Stock Options (3) (4)	-		46,800		19,900
Restricted Stock Units (3) (5)	24,800		30,000		30,000

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 21 for a complete discussion on Company bonus.  In Fiscal 2011 and based on the Company’s EBIT goal achievement, Mr. Newsome earned 125.0% of his base salary or $500,000.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Mr. Newsome earned 110.0% of his base salary or $595,100.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Mr. Newsome earned 112.5% of his base salary or $590,625.  Mr. Newsome’s entire bonus structure was based on the Company’s EBIT goal for all three Fiscal years presented.

(2)  Mr. Newsome did not have an individual bonus target in Fiscal 2011, Fiscal 2010 or Fiscal 2009.

(3)  See “Stock Awards and Option Awards” on page 24 for a complete discussion on equity awards to our NEOs.

(4)  Under our current equity plan grant agreement, stock options vest equally over a four (4) year term and expire on the eighth anniversary of the date of grant.  Vesting is accelerated upon death, disability or retirement (subject to years of service, age and Compensation Committee approval).  Because Mr. Newsome has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules.

The Fiscal 2010 and Fiscal 2009 stock option grants were made when the Compensation Committee made the decision to keep Mr. Newsome’s long-term equity incentive at the percentage they originally established, or 110.0% of his base salary.  Because of plan limitations of the EIP at the time awarded, only 30,000 RSUs (or 56% and 82% of his base salary, respectively) could be awarded to him in a calendar year, so the remaining dollars were awarded in stock options.

(5)  All of the Fiscal 2011, Fiscal 2010 and Fiscal 2009 RSU awards are performance-based.  Of the Fiscal 2011 award, 24,800 of the 24,800 RSUs have been earned based on a ROIC goal set by the Compensation Committee.  The ROIC goal was achieved at the maximum rate of 200% of the target award.  There still remains 12,400 RSUs that are contingent on the achievement of a cumulative EBIT goal for Fiscal 2011 through Fiscal 2013.

Of the Fiscal 2010 award, 15,000 RSUs of the 30,000 RSUs awarded have been earned based on a Sales goal set by the Compensation Committee.  The remaining 15,000 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.

Of the Fiscal 2009 award, 30,000 RSUs of the 30,000 RSUs awarded have been earned based on Sales and EBIT goals set by the Compensation Committee.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Under the provisions of our current equity plan, vesting is accelerated upon death, disability or retirement (subject to years of service and age).  Because Mr. Newsome has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules, although they are typically subject to performance achievement.

Other Compensation.  Other compensation earned by Mr. Newsome is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See table on page 30 for an analysis of those items and costs identified as other compensation to Mr. Newsome.

Cathy E. Pryor

Cathy E. Pryor, age 48, is currently our Senior Vice President of Operations and has been with us since 1988.  She has been our Vice President of Operations since 1995.  Prior to 1995, Ms. Pryor held positions as a district manager and Director of Store Operations.  The following table represents the compensation package awarded to Ms. Pryor in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2011		Fiscal 2010		Fiscal 2009
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$323,000		$270,000		$255,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	193,800	60.0%	216,000	80.0%	143,565	56.3%
Individual Bonus Target (2)	-	0.0%	-	0.0%	47,940	18.8%
TOTAL Bonus Target	193,800	60.0%	216,000	80.0%	191,505	75.1%
TOTAL Cash Compensation Potential	$516,800	160.0%	$486,000	180.0%	$446,505	175.1%

Restricted Stock Units (3)	10,900		19,400		13,600

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 21 for a complete discussion on Company bonus.

In Fiscal 2011 and based on the Company’s EBIT goal achievement, Ms. Pryor earned 75.0% of her base salary or $242,250.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Ms. Pryor earned 88.0% of her base salary or $237,600.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Ms. Pryor earned 63.3% of her base salary or $161,511.

(2)  In Fiscal 2011 and Fiscal 2010, Ms. Pryor did not have an individual bonus target.  In Fiscal 2009, based on criteria and goals set by the Compensation Committee, Ms. Pryor earned 9.4% of her base salary or $24,000 of her individual bonus.

(3)  See “Stock Awards and Option Awards” on page 24 for a complete discussion on equity awards to our NEOs.

All of the Fiscal 2011, Fiscal 2010 and Fiscal 2009 RSU awards are performance-based.  Of the Fiscal 2011 award, 10,900 of the 10,900 RSUs awarded have been earned based on a ROIC goal set by the Compensation Committee.  The ROIC goal was achieved at the maximum rate of 200% of the target award.  There still remains 5,450 RSUs that are contingent on the achievement of a cumulative EBIT goal for Fiscal 2011 through Fiscal 2013.

Of the Fiscal 2010 award, 9,700 RSUs of the 19,400 RSUs awarded have been earned based on a Sales goal set by the Compensation Committee.  The remaining 9,700 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.

Of the Fiscal 2009 award, 14,733 RSUs have been earned against a target award of 13,600 RSUs based on Sales and EBIT goals set by the Compensation Committee.  In addition, of the 14,733 RSUs earned, 6,800 RSUs are still subject to a service condition.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Ms. Pryor is not subject to any accelerated vesting provisions on any of her equity awards in the form of RSUs due to her age.

Other Compensation.  Other compensation earned by Ms. Pryor is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See table on page 30 for an analysis of those items and costs identified as other compensation to Ms. Pryor.

Rebecca A. Jones

Rebecca A. Jones, age 51, was hired as our Vice President of Merchandising effective August 2009 and is currently a Senior Vice President of the Company.  Prior to joining our Company, she served as Vice President/General Merchandise Manager-Crafts at Jo-Ann Fabric and Craft Stores since 2003 and as Vice President/Divisional Merchandise Manager at Wal-Mart Stores from 1999 to 2003.  In her prior retail experience, Ms. Jones has served in various operations, planning, buying and merchandising positions over the last 27 years.  The following table represents the compensation package awarded to Ms. Jones upon hire:

	Fiscal 2011		Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary (1)	$310,000		$265,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (2)	186,000	60.0%	-	0.0%
Individual Bonus Target (3)	200,000	64.5%	99,375	37.5%
TOTAL Bonus Target	386,000	124.5%	99,375	37.5%
TOTAL Cash Compensation Potential	$696,000	224.5%	$364,375	137.5%

Restricted Stock Units (4)	10,500		5,302

(1)  Ms. Jones Fiscal 2010 annual salary as reported on the Current Form 8-K on July 23, 2009, was established at $265,000.  Her salary was subsequently raised to $310,000 in Fiscal 2011.  She also received 5,302 service-based restricted stock units that were awarded on November 2, 2009, the first business day of the next fiscal quarter following hire, as per our Statement of Employee Equity Grant Practices.

(2)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 21 for a complete discussion on Company bonus.  In Fiscal 2011 and based on the Company’s EBIT goal achievement, Ms. Jones earned 75.0% of her base salary or $232,500.  Ms. Jones was not eligible for any Company bonus in Fiscal 2010.

(3)  The individual bonus represents a discretionary bonus awarded in Fiscal 2011 and a guaranteed cash bonus for Fiscal 2010 established upon hire.

(4)  See “Stock Awards and Option Awards” on page 24 for a complete discussion on equity awards to our NEOs.

The Fiscal 2011 RSU awards are performance-based.  Of the Fiscal 2011 award, 10,500 of the 10,500 RSUs awarded have been earned based on a ROIC goal set by the Compensation Committee.  The ROIC goal was achieved at the maximum rate of 200% of the target award.  There still remains 5,250 RSUs that are contingent on the achievement of a cumulative EBIT goal for Fiscal 2011 through Fiscal 2013.

The RSU award to Ms. Jones for Fiscal 2010 was established upon hire and is service-based and not contingent upon the achievement of any performance criteria.  Under our current equity plan grant agreement, executive restricted stock units that are not performance-based typically have a five-year cliff vesting schedule.

Ms. Jones is not subject to any accelerated vesting provisions on any of her equity awards in the form of RSUs due to her age and years of service.

Other Compensation.  Other compensation earned by Ms. Jones is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See table on page 30 for an analysis of those items and costs identified as other compensation to Ms. Jones.

Grants of Plan-Based Awards Table

The following table provides additional detail regarding stock options and other equity awards (such as restricted stock and restricted stock units) granted during the last fiscal year and amounts payable under other compensation plans (such as long-term incentive awards that are payable in cash or stock):

Grants of Plan-Based Awards
For the Fiscal Year Ended January 29, 2011

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Executive	Grant Date	Approval Date (3)	Target ($)(4)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(5)	Fair Value of Equity Award on Date of Grant ($)(6)
Mr. Rosenthal	3/17/10	3/10/10	--	3,950	15,800	31,600	--	--	--	$408,588
Mr. Smith	3/17/10	3/10/10	--	2,875	11,500	23,000	--	--	--	$297,390
Mr. Newsome	3/17/10	3/10/10	--	6,200	24,800	49,600	--	--	--	$641,328
Ms. Pryor	3/17/10	3/10/10	--	2,725	10,900	21,800	--	--	--	$281,874
Ms. Jones	3/17/10	3/10/10	--	2,625	10,500	21,000	--	--	--	$271,530

(1)
For Fiscal 2011, there were no portions of any of our NEOs non-equity incentive bonus that was undeterminable.  Their entire cash bonus was based on an EBIT goal for Fiscal 2011, which was achieved and paid in March 2011.  See Note 5 under the Summary Compensation Table.

(2)
Estimated future payouts under equity incentive plan awards consist of those equity awards with performance conditions.  The amounts presented represent the fair value of the minimum award (threshold) that could be earned assuming a certain level of required performance under the plan, the target amount that was awarded and the maximum award that could be earned assuming the equity award value when earned equaled the fair value on the date of grant.

The Fiscal 2011 RSUs awarded to the NEOs were tiered with cliff vesting on the third and fifth anniversary of the date of grant and contingent on the achievement of specified performance criteria over the next three fiscal years.  One-half of the award presented was based on performance criteria for Fiscal 2011 and was certified by the Compensation Committee as having been achieved and has a five year cliff vesting provision.  The remaining half of the award will be certified, if performance achieved, and will cliff vest on the third anniversary of the date of grant, assuming achievement.

(3)	The approval date represents the date approved by our Compensation Committee and reported on Forms 8-K to the Securities and Exchange Commission on March 16, 2010.

(4)
There are no target or maximum future payouts to our NEOs for Fiscal 2011 under a non-equity incentive plan (See Note 1 hereto).  Therefore, for presentation purposes, columns were combined and no threshold column is presented as it relates to non-equity incentive plans.

(5)	Exercise price is defined by us as the closing market price on the date of grant.

(6)
Fair value of equity award on date of grant is determined under the provisions of ASC Topic 718.  All of the equity awards granted in Fiscal 2011 were in the form of RSUs and were valued at the closing price of our common stock on the date of grant or $25.86 on March 17, 2010.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information on each outstanding equity award held by our NEOs at the end of our fiscal year ended January 29, 2011, including the number of securities underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option:

Outstanding Equity Awards at Fiscal Year-End
For the Fiscal Year Ended January 29, 2011

	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Units or Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Mr. Rosenthal	33,750	--	15.11	2/24/2014	(1)
	27,001	--	23.45	5/31/2015	(2)
	11,400	--	30.98	2/22/2014	(5)
					(6)	2,400	77,952	--	--
					(7)	11,176	362,996	--	--
					(10)	26,200	850,976	13,100	425,488
					(12)	23,700	769,776	7,900	256,592

Mr. Smith	27,001	--	23.45	5/31/2015	(2)
	11,400	--	30.98	2/22/2014	(5)
					(6)	2,400	77,952	--	--
					(7)	10,877	353,285	--	--
					(10)	20,500	665,840	10,250	332,920
					(12)	17,250	560,280	5,750	186,760

Mr. Newsome	40,736	--	23.45	5/31/2015	(2)
	9,000	--	24.71	8/18/2015	(3)
	24,000	--	30.98	1/27/2014	(4)
	9,950	9,950	21.02	5/30/2016	(8)
	11,700	35,100	18.00	3/17/2017	(9)
					(7)	20,000	649,600	--	--
					(10)	30,000	974,400	15,000	487,200
					(12)	37,200	1,208,256	12,400	402,752

Ms. Pryor	9,200	--	30.98	2/22/2014	(5)
					(6)	2,000	64,960	--	--
					(7)	10,202	331,361	--	--
					(10)	19,400	630,112	9,700	315,056
					(12)	16,350	531,048	5,450	177,016

Ms. Jones					(11)	5,302	172,209	--	--
					(12)	15,750	511,560	5,250	170,520

Note:  If options are subject to performance conditions they are reported in a column labeled “Equity Incentive Plan Awards:  Number of Securities Underlying Unexercised Unearned Options (#).”  None of our options are subject to performance conditions and therefore this column has been omitted for presentation purposes.

(1)
Options awarded February 24, 2004 under the Amended 1996 Stock Option Plan (SOP) vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant (February 24, 2014); The total number of stock options awarded to Mr. Rosenthal was 33,750.

(2)
Options awarded May 31, 2005 under SOP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant (May 31, 2015); Total stock options awarded:  Rosenthal, 27,001; Smith, 27,001; Newsome, 45,001.

(3)
Options awarded August 18, 2005 under the EIP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant (August 18, 2015); The total number of stock options awarded to Mr. Newsome was 9,000.

(4)
Options awarded January 27, 2006 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant (January 27, 2014); The total number of stock options awarded to Mr. Newsome was 24,000.

(5)
Options awarded February 22, 2006 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant (February 22, 2014); Total stock options awarded:  Rosenthal, 11,400; Smith, 11,400; Pryor, 9,200.

(6)
Restricted stock units awarded under the EIP which cliff vests on the fifth anniversary of the date of grant.  The units presented above represent two separate awards of restricted stock units; January 27, 2006 to Newsome, 5,100; and February 22, 2006 to Rosenthal, 2,400; Smith, 2,400; and Pryor, 2,000.  None of these awards are subject to any performance criteria.  Values shown at closing price of $32.48 as of January 29, 2011.

(7)
Restricted stock units awarded March 18, 2008 under the EIP subject to performance criteria based on a Company Sales goal for Fiscal 2009 and subject to a five year vesting condition and Company EBIT goals for Fiscal 2009, Fiscal 2010 and Fiscal 2011 and subject to one, two and three year vesting conditions.  The performance criterion was achieved in Fiscal 2009, Fiscal 2010 and Fiscal 2011.  The award subject to the Fiscal 2009 Sales goal will vest on the fifth anniversary of the date of grant or March 18, 2013.  The award subject to the Fiscal 2009 EBIT goal vested on March 18, 2009, the first anniversary of the date of grant.  The award subject to the Fiscal 2010 EBIT goal vested on March 18, 2010, the second anniversary of the date of grant.  The award subject to the Fiscal 2011 EBIT goal vested on March 18, 2011 and represents an achievement of 150% of the award granted for all executives, with the exception of Mr. Newsome who was capped at the target award of 100% due to plan limitations at the time of award.  Values shown at closing price of $32.48 as of January 29, 2011.

(8)
Options awarded May 30, 2008 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant or May 30, 2016; The total number of stock options awarded to Mr. Newsome was 19,900.

(9)
Options awarded March 17, 2009 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant or March 17, 2017; The total number of stock options awarded to Mr. Newsome was 46,800.

(10)
Restricted stock units awarded March 17, 2009 under the EIP subject to performance criteria based on a Company Sales goal for Fiscal 2010 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2010 through Fiscal 2012 subject to a three year vesting condition.  The performance criterion was achieved in Fiscal 2010 for the Sales goal which will vest on the fifth anniversary of the date of grant or March 17, 2014.  Values shown at closing price of $32.48 as of January 29, 2011.

(11)
Restricted stock units awarded on November 1, 2009 under the EIP which cliff vest on the fifth anniversary of the date of grant or November 1, 2014.  The award is not subject to any performance criteria. The total restricted stock units awarded to Ms. Jones was 5,302.  Values shown at closing price of $32.48 as of January 29, 2011.

(12)
Restricted stock units awarded March 17, 2010 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2011 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2011 through Fiscal 2013 subject to a three year vesting condition.  The performance criterion was achieved in Fiscal 2011 for the Sales goal and represents an achievement of 200% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 17, 2015.  Values shown at closing price of $32.48 as of January 29, 2011.

Option Exercises and Stock Vested in Fiscal Year 2011

The following table reflects amounts realized by our NEOs on each option that was exercised and each stock award that vested during the year:

Option Exercises and Stock Vested in Fiscal Year 2011

		Option Awards (1)		Stock Awards (2)
NEO	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Smith	3/16/2010	3,029	58,520
Mr. Smith	3/17/2010	7,096	137,191
Ms. Pryor	3/18/2010	16,875	183,806
Mr. Rosenthal	3/18/2010			2,483	65,700
Mr. Smith	3/18/2010			2,416	63,927
Mr. Newsome	3/18/2010			5,000	132,300
Ms. Pryor	3/18/2010			2,266	59,958
Mr. Rosenthal	3/23/2010	30,375	609,950
Mr. Newsome (3)	3/25/2010	5,398	101,428
Mr. Rosenthal	8/18/2010			7,500	198,825
Mr. Smith	8/18/2010			7,500	198,825
Mr. Newsome (3)	9/8/2010	3,970	35,095
Mr. Smith	11/19/2010	101,250	2,381,400
Mr. Newsome (3)	12/2/2010	4,265	48,279
Mr. Newsome	12/2/2010	51,382	1,124,525
Ms. Pryor	12/2/2010	13,501	155,937
Mr. Smith	12/9/2010	33,750	738,788
Mr. Rosenthal	12/17/2010	30,375	929,171
Mr. Newsome	1/27/2011			5,100	171,717

(1)	With the exception of those listed under Note 3 hereto, all trades were same-day-sale, cashless exercises facilitated by a third-party broker. All trades were reported on Form 4 with the SEC.

(2)	All released shares were reported on Form 4 with the SEC.

(3)	Options were exercised and held by Mr. Newsome and facilitated by a third-party broker. All trades were reported on Form 4 with the SEC.

Trading in Hibbett Sports Inc. Stock Derivatives

It is our policy that our NEOs and Directors may not purchase or sell options on our stock, nor engage in short sales with respect to our common stock.  Also, trading by executives and Directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our stock is strictly prohibited.

Pension Benefits Table

The Pensions Benefits Table is intended to disclose the actuarial present value of each NEO’s accumulated benefit under each pension plan, assuming benefits are paid at normal retirement age based upon current levels of compensation.  We do not currently offer a pension benefit plan or defined benefit-type plan arrangement to any of our employees, including our executive officers.  Therefore, this table is not included.

Nonqualified Deferred Compensation

The following table discloses the annual contributions made by our NEOs and Company under nonqualified defined contribution plans during the year:

Nonqualified Deferred Compensation in Fiscal Year 2011 (1)

NEO	Executive Contributions in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Rosenthal	$35,511	$8,269	$8,122	$-	$74,426
Mr. Smith	$29,376	$8,269	$4,811	$-	$61,801
Mr. Newsome	$103,306	$35,516	$5,356	$-	$184,540
Ms. Pryor	$621	$-	$-	$-	$621
Ms. Jones	$67,111	$-	$-	$-	$67,111

(1)
Amounts set forth in this table reflect amounts deferred and contributed under the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan) and the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Voluntary Plan).

Our Board of Directors adopted the Supplemental Plan for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our existing 401(k) Plan has been limited because of certain restrictions applicable to qualified plans.  The nonqualified deferred compensation Supplemental Plan allows participants to defer up to 40% of their compensation.

Our Board of Directors adopted the Voluntary Plan to provide key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  There are no Company matching contribution provisions within the Voluntary Plan.

Both the Supplemental Plan and the Voluntary Plan are administered on a calendar year basis.  Contributions are held in trust and are invested based on the individual’s investment directive for both plans.

(2)
Messrs. Rosenthal, Smith and Newsome participated in the Supplemental Plan in Calendar 2010 and did not participate in the Voluntary Plan.  Ms. Pryor did not participate in either plan in Calendar 2010 and opted into the Supplemental Plan in Calendar 2011.  Ms. Jones participated in the Voluntary Plan in Calendar 2010 and opted into the Supplemental Plan in Calendar 2011.

(3)
The Board elected to match employee contributions in the Supplemental Plan at $0.75 for each dollar of compensation deferred, subject to a maximum of 4.5% of compensation for Fiscal 2011.  This match is credited annually to the participating employee by December 31.  The three NEO participants in Calendar 2010 all qualified for the Company match in Fiscal 2011.

Due to an inadvertent administrative error, the Company match for Messrs. Rosenthal, Smith and Newsome was underfunded in December 2010 by $18,146, $13,608 and $942, respectively.  The funds were credited to their accounts in March 2011, but are not reflected in the table above.

Future Planning

For Fiscal 2012, the Compensation Committee established target bonuses and performance goals for its NEOs, consistent with past practices.  Consistent with bonus structure of Fiscal 2011, the Company performance goal for Fiscal 2012 is based on EBIT.  The Compensation Committee determined, beginning in Fiscal 2010, that it was in the Company’s best interest to base all the NEOs’ bonuses on Company performance.  Individual goals for each NEO are used to evaluate executives annually and are considered within the setting of base salary for each.  The performance appraisals for our Senior Vice Presidents are conducted by our CEO and the performance appraisals for our CEO and Executive Chairman are performed by the Nominating and Corporate Governance Committee.  All the performance appraisals are reviewed by the Compensation Committee and considered when determining each NEO’s compensation package.  All incentive bonuses were established under the Bonus Plan.

For Fiscal 2012, the Compensation Committee awarded performance-based restricted stock units that cliff vest in three and five years to all our NEOs.  Each NEO received a total award based on 60.0% to 110.0% of their base salary.  All RSU awards were based on 80% of the 30-day trailing average of our stock price as of February 11, 2011.  The Company is also now exercising negative discretion on all performance-based compensation.

Consistent with Fiscal 2011, the Compensation Committee approved a tiered structure for the award of restricted stock units for Fiscal 2011.  The awards are separated into two stand-alone grants, each based on a specific performance target.  Half of the award is subject to a ROIC goal for Fiscal 2012 and, if achieved, will cliff vest in five years.  The remaining half is subject to the achievement of a cumulative EBIT goal for Fiscal 2012 through Fiscal 2014.  If achieved, the awards will cliff vest in three years.  The achievement or failure to achieve any of the goals does not affect the ability to achieve the other goal.  For both awards, the percentage of units that vest depends on the percentage of each goal achieved at the end of the performance period and can range from 0.0% to 200.0% of the target award.

The Compensation Committee implemented this tiered structure in Fiscal 2009 to offset the gap created by the cliff vesting provisions of the restricted stock unit awards from the graded vesting offered with historical stock option grants so that some portion of executive awards have the potential to vest each year.  The Compensation Committee intends to keep awarding performance-based restricted stock units that will continue the tier by one year.

On March 9, 2011, the Board adopted amendments to the Company’s EIP and NEDEP that disallow the recharging of the EIP or the NEDEP with forfeited or cancelled awards.  The amendments were made effective as of January 30, 2011, and stockholder approval was not required for this change.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Table

Annual compensation for non-employee Directors for Fiscal 2011 was comprised of cash and equity compensation.  Each of these components and the total compensation amounts of our non-employee Directors for Fiscal 2011 are shown in the following table.

Director Compensation
For the Fiscal Year Ended January 29, 2011
(in dollars)

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Jane F. Aggers	$10,000	$-	$136,000	$-	$-	$146,000
Terrance G. Finley	$60,000	$-	$50,843	$-	$-	$110,843
Albert C. Johnson	$70,000	$-	$50,843	$-	$-	$120,843
Carl Kirkland	$60,000	$-	$50,843	$-	$-	$110,843
Ralph T. Parks	$70,000	$-	$50,843	$-	$-	$120,843
Thomas A. Saunders III (4)	$-	$-	$123,127	$-	$-	$123,127
Alton E. Yother	$95,000	$-	$50,843	$-	$5,174	$151,017

Note:  The Director Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Earnings of which we have none.  Therefore, for presentation purposes, this column was omitted.

(1)
Options awarded represent the annual award to Directors of 5,000 options to purchase our common stock, with the exception of Ms. Aggers, who each received an initial grant of 10,000 options to purchase our common stock.  Mr. Saunders’ also includes his director fee income that was deferred into options (see Note 4).  Options are valued at their grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation –Stock Compensation (ASC Topic 718).  Total options outstanding to purchase our common stock at January 29, 2011 for our current Directors, were as follows:

Director	Options Outstanding	Expiration Date
Ms. Aggers	10,000	12/1/2020
Mr. Finley	19,451	3/14/2018 - 3/17/2020
Mr. Johnson	17,451	3/14/2018 - 3/17/2020
Mr. Kirkland	64,377	2/1/2012 - 3/17/2020
Mr. Parks	20,000	1/27/2016 - 3/17/2020
Mr. Saunders	70,025	1/30/2014 - 12/31/2020
Mr. Yother	47,079	8/19/2014 - 3/17/2020

Following is the weighted average fair value of each option granted during the fiscal year ended January 29, 2011.  The fair value was estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for each grant date:

Grant date	3/17/10	3/31/10	6/30/10	9/30/10	12/1/10	12/31/10
Exercise Price	$25.86	$25.58	$23.96	$24.95	$34.66	$36.90
Weighted average fair value at date of grant	$10.17	$10.12	$9.76	$9.91	$13.60	$14.40
Expected option life (years)	4.63	4.63	4.63	4.67	4.67	4.67
Expected volatility	43.54%	43.55%	46.60%	45.87%	44.59%	43.61%
Risk-free interest rate	2.19%	2.34%	1.64%	1.18%	1.51%	1.85%
Dividend yield	None	None	None	None	None	None

See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed March 29, 2011 for additional information regarding the Company’s assumptions concerning expected option life, expected volatility, risk-free interest rate and dividend yield.

(2)	No non-equity incentive plan compensation payments were made for Director services in Fiscal 2011 or are contemplated under our current compensation structure for Directors.

(3)
All other compensation primarily consisted of occasional gifts to Directors such as sporting goods merchandise and was inconsequential.  For Mr. Yother, other compensation consisted of interest earned on his deferred compensation in Fiscal 2011.

(4)
Mr. Saunders elected to defer all fees earned into stock options subject to the provisions of the applicable Director stock option plan at the time the fees were earned.  No fees were paid in cash during Fiscal 2011.  Allocations of deferred fees are calculated each calendar quarter.  Fees earned by Mr. Saunders were $60,000, of which all were deferred in Fiscal 2011.  The Calendar 2010 fees converted into 6,728 options to purchase shares of our common stock.

Fees Earned or Paid in Cash

Fees earned or paid in cash consist of annual Board fees and annual retainers for our Lead Director and Chairmen of our Audit and Compensation Committees.  The Board has adopted the following pay structure for independent Directors:

Annual Retainer	$60,000	Paid quarterly to all independent Directors
Lead Director	$35,000	Additional annual retainer, paid quarterly
Audit Committee Chairman	$10,000	Additional annual retainer, paid quarterly
Compensation Committee Chairman	$10,000	Additional annual retainer, paid quarterly

The Lead Director also acts as Chairman of the Nominating and Corporate Governance Committee.  Payments to our independent Directors may be paid in cash or may be deferred into stock units, stock options or cash.  In addition, each Director was placed on a minimum of two committees with the Lead Director a member of each committee.  Ms. Aggers, who was appointed in December 2010, currently serves on the Audit Committee only.

The total fees earned or paid in cash during Fiscal 2011 are outlined in the following table:

Director	Annual Retainer	Lead Director Retainer	Committee Chairman Retainer	Total Fees Earned	Total Paid in Cash
Ms. Aggers (1) (2)	$10,000	$-	$-	$10,000	$10,000
Mr. Finley (1)	$60,000	$-	$-	$60,000	$60,000
Mr. Johnson (1)	$60,000	$-	$10,000	$70,000	$70,000
Mr. Kirkland (1)	$60,000	$-	$-	$60,000	$60,000
Mr. Parks (1)	$60,000	$-	$10,000	$70,000	$70,000
Mr. Saunders (3)	$60,000	$-	$-	$60,000	$-
Mr. Yother (1)	$60,000	$35,000	$-	$95,000	$95,000

(1)	All fees paid in cash.

(2)	Ms. Aggers fees represented the pro-rata earnings for her service beginning in December 2010.

(3)	All fees deferred into stock options pursuant to the Amended 2005 Director Deferred Compensation Plan.

Equity Plans for Directors

There were two plans that governed equity awards to non-employee Directors during Fiscal 2011.

The Amended and Restated 2006 Non-Employee Director Equity Plan (NEDEP) provides for grants of equity awards to non-employee Directors.  Each non-employee Director who is elected or appointed to the Board may receive, upon election, up to 15,000 options to purchase shares of our common stock.  Non-employee Directors, who have served a full fiscal year, may receive up to 10,000 options to purchase shares of our common stock, pro-rated for Directors who served less than one full fiscal year.  The Board of Directors has the discretion to, and has elected to, reduce the actual grants below the stockholder approved maximum amounts.  Board members currently receive 10,000 options to purchase shares of our common stock upon election to the Board and 5,000 options to purchase shares of our common stock for each full fiscal year of service, pro-rated for Directors who serve less than one full fiscal year.

The NEDEP also allows for the award of other equity instruments such as stock appreciation rights, restricted stock and restricted stock units.  As of the date of this Proxy Statement, only stock options have been awarded to non-employee Directors under the NEDEP, and there are currently no plans to award other types of equity instruments to our Directors.

The Amended 2005 Director Deferred Compensation Plan (Deferred Plan) allows each non-employee Director the option to defer all or a portion of the Board fees into cash, stock units or stock options annually on a calendar year basis.  Any eligible Director may make a deferral by delivering an election to us not later than December 31 of the year immediately preceding the year to which the election is related.  Newly elected or appointed eligible Directors have 30 days following the date on which they first became a Director to make such election.

One of the six eligible Directors deferred all of his fees in Calendar 2010.  For Calendar 2011, two of the seven eligible Directors have elected to defer all of their fees.  Ms. Aggers has elected to defer her fees into stock and Mr. Saunders has elected to defer his fees into stock options.  Deferrals to stock options are governed by the NEDEP.

Stock Awards.  During Fiscal 2011, no stock awards were granted to Directors under the NEDEP.

Option Awards.  The annual option grant to non-employee Directors occurs on the same date as the annual grant of equity awards to management and our other employees.  The Compensation Committee has adopted the third business day following the release of operational results for the fiscal year as the grant date for annual management and employee awards.  Therefore, stock awards under the NEDEP relating to service during the current fiscal year are awarded the following fiscal year to eligible directors serving as a director on the last day of our fiscal year.  Six of our seven eligible Directors served the full fiscal year and were awarded 5,000 options to purchase our common stock pursuant to the provisions of the NEDEP on March 17, 2010.  Ms. Aggers was awarded 10,000 options to purchase our common stock upon election to the Board in December 2010.

Under the Deferred Plan, Mr. Saunders elected to defer all Board and committee fees earned during Calendar 2010 into stock options (governed by the NEDEP).  The total fees earned each calendar quarter is divided by the closing price on the last day of the calendar quarter times a factor of 0.33 to determine the number of stock options earned for that period.  Mr. Saunders deferred total fees of $60,000 in Fiscal 2011.  The Calendar 2011 fees converted into 6,728 options to purchase shares of our common stock.

Options awarded to outside Directors vest immediately upon grant and expire on the tenth anniversary of the date of grant.  We apply the fair value recognition provisions of ASC Topic 718.  The fair value of each stock option is estimated on the grant date using the Black-Scholes option-pricing model.  (See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed on March 29, 2011.)

All Other Compensation

We have determined that there was no other compensation paid to Directors for director services in Fiscal 2011 except the occasional gift usually in the form of sporting goods merchandise such as footwear or apparel and the interest earned on Mr. Yother’s deferred compensation.  The occasional gifts have an immaterial market value.  Each Director is entitled to reimbursement for his reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.  The interest earned by Mr. Yother on his deferred compensation of $5,174 is not included in the Fees Earned or Paid in Cash Table.

Director Compensation Changes for Fiscal 2012

On March 9, 2011, the Board adopted amendments to the Company’s NEDEP that disallow the recharging of the NEDEP with forfeited or cancelled awards.  The amendment was made effective as of January 30, 2011, and stockholder approval was not required for this change.  No changes to Director compensation, either in fee structure or in equity awards has been recommended or approved for Fiscal 2012.

Stock Ownership Guidelines for Non-Employee Directors

The Compensation Committee has adopted stock ownership guidelines in an effort to better align personal and corporate incentives of Directors with our stockholders.  Within four years of a Director’s election or appointment, non-employee Directors are required to maintain ownership of Company equity in an amount equal to three times (3x) their standard Director fees.  Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of the fiscal year ended January 29, 2011, five of the seven non-employee Directors had met the stock ownership guidelines.  Mr. Finley and Ms. Aggers had not met the ownership guidelines by fiscal year end and have until March 2012 and December 2014 to comply, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 1, 2011 by each person (or group with the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company’s common stock.

Name and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	3,901,205	13.9%
Wasatch Advisors, Inc. (3) 150 Social Hall Avenue Salt Lake City, Utah 84111	2,754,348	9.9%
Neuberger Berman Group LLC (4) 605 Third Avenue New York, New York 10158	2,732,163	9.8%
BlackRock, Inc. (5) 40 East 52nd Street New York, New York 10022	2,158,646	7.7%
Wells Fargo and Company (6) 420 Montgomery Street San Francisco, California 94104	1,419,945	5.1%
The Vanguard Group, Inc. (7) 100 Vanguard Blvd. Malvern, PA 19355	1,409,299	5.0%

(1)
As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)
Shares over which T. Rowe Price Associates, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 10, 2011.

(3)	Shares over which Wasatch Advisors, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 14, 2011.

(4)
Shares over which Neuberger Berman Group LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 14, 2011.

(5)	Shares over which BlackRock, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G/A filed with the SEC on February 4, 2011.

(6)	Shares over which Wells Fargo and Company, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G filed with the SEC on January 25, 2011.

(7)	Shares over which The Vanguard Group, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G filed with the SEC on February 10, 2011.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 1, 2011, by our Directors, Principal Executive Officer, Principal Financial Officer and our NEOs.

	Number of Shares or Units
Beneficial Owner	Common Stock	Stock Equivalent Units	Options Exercisable Within 60 Days	Total Percent of Class
Jane F. Aggers	--	419	10,824	*
Terrance G. Finley	--	--	24,451	*
Albert C. Johnson	2,000	--	22,451	*
Rebecca A. Jones	--	--	--	*
Carl Kirkland	--	--	69,377	*
Michael J. Newsome	47,448	39,800	140,436	*
Ralph T. Parks	--	--	25,000	*
Cathy E. Pryor	4,007	--	9,200	*
Jeffry O. Rosenthal	14,170	--	72,151	*
Thomas A. Saunders III	67,500	--	76,294	*
Gary A. Smith	20,834	--	38,401	*
Alton E. Yother	--	--	52,079	*

All Directors and Executive Officers as a Group (12 Persons)	155,959	40,219	540,664	2.7%

* Less than one percent (1.0%)

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  All of Mr. Newsome’s awards that are not contingent upon the achievement of future performance criteria are included in this table because there is no risk of forfeiture due to his age and years of service with the Company as defined within our grant agreements.  Any such award is deemed to be outstanding for purposes of calculating the ownership percentage of Mr. Newsome.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND LEGAL PROCEEDINGS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of stock ownership and changes in ownership (Forms 3, 4 and 5) in Hibbett Sports, Inc. shares with the SEC.  Based solely upon a review of copies of Forms 3, 4 and 5 for the fiscal year ended January 29, 2011, we believe that all our executive officers, Directors and other Section 16 officers complied with all filing requirements on a timely basis, with the exception of Form 4s for Messrs. Newsome, Smith and Rosenthal and Ms. Pryor that should have been filed upon certification of achievement of their Fiscal 2011 performance goals for their RSU grants on March 18, 2008.  The achievement of the goals was certified by the Compensation Committee on March 10, 2010.  The Form 4s were improperly filed on the release date.  Promptly upon discovery of this inadvertent error, we filed the appropriate Form 4s on March 19, 2010.

Related Person Transactions

We have written procedures in place to identify material related party transactions, including a quarterly survey of senior management and other key employees.  Potential related party transactions and relationships are evaluated quantitatively and qualitatively.  Quarterly, as part of our Sarbanes-Oxley compliance, we consider all potential related party transactions and potential conflicts of interest.  Information is gathered and maintained by our Director of Internal Control and is communicated quarterly to the Audit Committee.  Annually, a detailed Director and Officer’s (D&O) Questionnaire, is prepared and distributed to all standing Directors and NEOs.  The D&O Questionnaire is certified by the Director or NEO and reviewed by the Company’s Counsel.

As prescribed in their Board-approved charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are required to be disclosed under Item 404 of Regulation S-K.  In addition, the Audit Committee and Board review related party transactions to ensure that prescribed levels of materiality are not violated and independent judgment is not adversely affected.

The Company has entered into a sublease agreement (Sublease) for one of our stores in Florence, Alabama with Books-A-Million, Inc. (BAMM), a book retailer, of which one of our Directors, Terrance G. Finley is an executive officer and stockholder and another Director, Albert C. Johnson, is a Director and stockholder.  The term of the original Sublease expired in June 2008, but was renewed under a five-year term to expire in June 2013.  Under the Sublease, we make annual lease payments to BAMM of approximately $161,000.  At January 29, 2011 and January 30, 2010, we had an obligation of $0.4 million and $0.7 million, respectively, remaining pursuant to the sublease.  We believe that the terms of this transaction is comparable to, or more favorable to, the Company than the terms that would have been obtained in an arms-length transaction with an unaffiliated party.  The Sublease is filed as Exhibit 10.3 on our Quarterly Report on Form 10-Q filed with the SEC on June 11, 2008.

Until his retirement in April 2008, Alton E. Yother was the Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation which participates in one of our credit facilities.  During Fiscal 2011, we had 10 days of debt outstanding on our credit facility with Regions Bank for an average outstanding balance of $5.3 million and correlating interest expense of  approximately $3,000.  During Fiscal 2010, we had 110 days of debt outstanding on our credit facility with Regions Bank for an average outstanding balance of $7.3 million and correlating interest expense of approximately $40,000.  As of the January 29, 2011 and January 30, 2010, we had no debt outstanding on our credit facility with Regions Bank.

Ralph T. Parks was appointed a Director on the Board of Heelys, Inc., in December 2007 and as interim CEO of Heelys, Inc. from February 2008 to May 2008.  Heelys is a designer and manufacturer of specialized wheeled footwear and a supplier to our Company.  Of our total purchases, Heelys represents less than 1% and we consider the terms of our transactions with them to be at arms-length.

The Board of Directors has determined that none of the relationships described above prejudices the independence of these Directors and does not violate the definition of independence of other listing standards of the NASDAQ Stock Market.  The Company did not have any loans or other extensions of credit outstanding to any of its Directors or executive officers during Fiscal 2011.

Legal Proceedings

As of the date of this filing, we are not aware of any pending legal proceedings in which any of our executive officers or members of our Board of Directors may have a material interest adverse to the Company.

AUDIT MATTERS

The Audit Committee of the Company’s Board of Directors is comprised of independent Directors as required by the listing standards of the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors and is available at www.hibbett.com under “Investor Information.”

Fees Paid to KPMG LLP

The table below presents the aggregate fees billed by KPMG for professional services rendered in connection with the integrated audit of our annual consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 29, 2011 and January 30, 2010, and the review of our quarterly condensed consolidated financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to our independent registered public accounting firm for audit-related work:

	Fiscal Year
	2011	2010
Audit fees	$380,000	$380,000
Audit-related fees	33,000	31,500
Tax fees	--	--
All other fees	1,650	1,500
Total fees paid to KPMG LLP	$414,650	$413,000

Audit Fees.  Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, including audit of the internal control over financial reporting, the review of our quarterly condensed consolidated financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.  Audit-related fees represent fees for assurance and related services that are traditionally performed by the independent registered public accounting firm, including fees related to employee benefit plan audits.

Tax Fees.  Tax fees typically include fees in the areas of tax compliance, tax planning and tax consultation.  We do not generally request such services from our independent registered public accounting firm.

Other Fees.  All other fees include those services not captured in the audit, audit-related or tax categories, including an annual license fee for an on-line accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving services and fees and overseeing the work of the independent registered public accounting firm (Auditors).  The Audit Committee has established pre-approval policies and procedures for all audit and permissible non-audit services provided by the Auditors.

Prior to engagement of the Auditors for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year to the Audit Committee for approval.  The Audit Committee pre-approves these services, and the fees are budgeted.  During the year, circumstances may arise when it may become necessary to engage the Auditors for additional services not contemplated in the original pre-approved budget.  In those instances, the Audit Committee requires specific pre-approval before engaging the Auditors.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the services rendered by our Auditors during our most recent fiscal year are compatible with maintaining their independence.  Our Auditors did not perform any services that were not related to audit functions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting included in the Annual Report on Form 10-K with management and with the independent registered public accounting firm.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and our Company.  The Audit Committee received all written disclosures and letters from KPMG LLP required by Independence Standards Board’s Standard No. 1 and discussed with KPMG LLP their independence.  The Audit Committee also considered the compatibility of non-audit services with the Auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits and all matters required to be discussed under Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance.”  The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Company’s Board of Directors:

Albert C. Johnson, Chairman; Jane F. Aggers, Terrance G. Finley; Ralph T. Parks; Alton E. Yother

The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the 2011 Annual Meeting of Stockholders, the term of our Class III Directors is expiring.  The Directors are Albert C. Johnson and Ralph T. Parks.  The Board of Directors proposes the election of Messrs. Johnson and Parks at the 2011 Annual Meeting of Stockholders.  If so elected, these Class III Directors will hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2014 and until their successor is elected and qualified.  Proxies may not be voted for a greater number of persons than the nominees named herein.

All other Directors will continue in office following this Annual Meeting and their terms will expire in 2012 (Class I) and 2013 (Class II).  The Board appoints executive officers.

Messrs. Johnson and Parks have indicated their willingness to serve as Directors.  If they become unable to stand for election, the persons named in the proxy will vote for any substitute nominees proposed by the Board of Directors.

Vote Required

A Director will be elected, so long as a quorum is present, if he receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.  Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing a majority, but will not otherwise have an effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

PROPOSAL NUMBER 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We seek stockholder input into the selection of the independent registered public accounting firm (Independent Auditors).  The firm of KPMG LLP (KPMG) has been selected by the Audit Committee to be our Independent Auditors for Fiscal 2012.  Further information about the services provided by and fees paid to KPMG appears on page 47.

Although we are not required to seek stockholder approval of this selection, the Board has determined it to be sound corporate governance practice to submit the selection of the Independent Auditor to a non-binding vote of our stockholders.  The results of such vote could provide the Audit Committee with useful information about stockholder views on the Audit Committee’s choice of the Independent Auditors.  If our stockholders disapprove of the selection of KPMG, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the selection of KPMG for the fiscal year ending February 3, 2013, since it would be impracticable to replace our independent auditors so late in our current fiscal year.

Accordingly, we present the following advisory proposal for stockholder approval:

“Resolved, that the stockholders approve the selection of KPMG as the Company’s Independent Auditors for Fiscal 2012.”

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.  The Audit Committee generally confirms selection of the Independent Auditors for the current fiscal year at their scheduled meeting in the second quarter.  The Audit Committee confirmed KPMG as our Independent Auditors for Fiscal 2012 at their March 8, 2011 meeting.

Vote Required

The proposed resolution will be deemed approved at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall be deemed a vote against the proposal.  A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE SELECTION OF KPMG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NUMBER 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  The Company asks that you cast an advisory FOR the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K on pages 19 to 41.

The Board of Directors is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Hibbett Sports, Inc. (Company) approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2011 Annual Meeting of the Company’s stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Compensation Discussion and Analysis, beginning on Page 19, describes the Company’s executive compensation programs and the compensation decisions made by the Compensation Committee and the Board of Directors in Fiscal 2011 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table on Page 28 (referred to as the “Named Executive Officers”).  As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principle underlying the Compensation Committee’s compensation philosophy is pay for performance.  In Fiscal 2011, 55-68% of total compensation awarded to the Company’s Named Executive Officers was performance-based, with incentive award payouts varying based on the Company’s business performance for both the cash bonus potential and equity award potential.  We believe basing incentive payments on Company performance goals that are both short-term and long-term, achieves strong and consistent performance year after year.

For this reason, the Board is asking you to support this proposal.  Because your vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

Approval

So long as a quorum is present, the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required to approve this non-binding proposal.  Abstentions shall be deemed a vote against the proposal.  In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires that we provide our stockholders with the opportunity to vote, on a non-binding advisory basis, on how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in our Proxy Statement pursuant to the SEC’s compensation disclosure rules.  The Company asks that you indicate how frequently the Company should hold future stockholder advisory votes on the compensation of our Named Executive Officers, such as that contained in Proposal 3.  By voting on this Proposal 4, you may indicate whether you would prefer an advisory vote on Named Executive Officer compensation once every one, two or three years.  Alternatively, you may abstain from voting.

After careful consideration, the Board recommends that stockholders vote in favor of holding a stockholder advisory vote on executive compensation every three years.  The Board believes that the best way for stockholders to evaluate our performance is over a three-year period because our executive compensation programs are designed to motivate and reward sustainable long-term performance.  A three-year time horizon will provide stockholders with a long-term view of whether our executive compensation programs are achieving their objectives.  In addition, because the Summary Compensation Table provides three years of compensation history, the stockholders can compare compensation and performance trends since the last stockholder advisory vote.

Moreover, executive compensation is set by our Compensation Committee composed entirely of independent directors, and our executive compensation programs are underpinned by strong governance features, including a compensation claw back policy, the ability to exercise negative discretion on all performance-based compensation and stock ownership requirements.  This ensures that executive compensation continues to align appropriately with long-term stockholder interest and the Company’s performance in years no stockholder advisory vote is presented.

Holding an advisory vote on executive compensation every three years would also allow stockholders to provide feedback on the Company’s compensation programs on a regular basis while providing the Company with sufficient time to engage with stockholders to understand and respond to the vote results.

While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.  In addition, because your vote is advisory, it will not be binding on the Board.  However, the Board will review the voting results in their entirety and take them into consideration when making future decisions regarding the frequency of advisory votes on executive compensation.

Approval

So long as a quorum is present, the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required for approval of a desired frequency under the non-binding proposal.  Abstentions shall be deemed a vote against the proposal.  In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY “THREE (3) YEARS” AS THE FREQUENCY WITH WHICH STOCKHOLDERS WILL BE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 5

RE-APPROVAL OF PERFORMANCE-BASED COMPENSATION
 UNDER THE 2006 EXECUTIVE OFFICER CASH BONUS PLAN

We request that stockholders re-approve the measures that are used in establishing goals for performance-based awards, as well as the limits applicable to such awards, as contained in the Bonus Plan.

Why We are Seeking Stockholder Approval

While the stockholders have previously approved these matters at an earlier annual meeting, re-approval of the performance measures and award limits is required to preserve the Company’s ability to deduct compensation associated with future performance-based incentive awards to be made under the Bonus Plan.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer.  There is, however, an exception to this limitation for certain performance-based compensation.  In order for the Company to continue to qualify for this exception, our stockholders must re-approve the material terms of the performance measures and award limits of the Bonus Plan every five years. Our stockholders last approved performance measures in 2006 during the approval of the Bonus Plan.  This proposal does not amend any other provisions contained in the Bonus Plan.  If this proposal is not approved by our stockholders, we may continue to grant bonuses under the Bonus Plan, but certain bonuses to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and may therefore not be fully tax deductible.

Summary of the 2006 Executive Officer Cash Bonus Plan

For the purposes of Section162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the Bonus Plan, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum award that can be paid to an employee under the performance goal.  Each of these aspects of the Bonus Plan is discussed below. The full text of the Bonus Plan has been filed as Appendix B to this proxy statement.

PURPOSE. The purpose of the Bonus Plan is to enhance the Company’s ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote our Company’s success. The Bonus Plan is also intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

PERFORMANCE GOALS. Achievement of goals relating to the following measures, to be set by the Compensation Committee in connection with any particular award, shall be necessary for the payment of bonuses under the Bonus Plan.

Under the Bonus Plan, the Compensation Committee may establish performance programs with fixed goals and designate employees as eligible to receive cash bonuses if the goals are achieved.  Cash bonuses will be awarded only in accordance with the program established by the Compensation Committee.  Achievement of goals relating to the following measures, to be set by the Compensation Committee in connection with any particular bonus, shall be necessary for the receipt of payouts under cash bonus awards:

•	sales increases (including comparable store sales);
•	profits and earnings on a pre-tax or post-tax basis (including operating income, EBIT and EBITDA);
•	cash (such as cash flow, cash generation or other cash measures);
•	stockholder value or total stockholder return (such as stock price appreciation);
•	financial condition or liquidity;
•	financial return measures (such as return on assets, capital, equity or sales);
•	market share measures;
•	improvements in capital structure;
•	expenses (such as operating expense, expense management, expense ratio, expense efficiency ratios);
•	business expansion or consolidation (such as acquisitions and divestitures);
•	internal rate of return or increase in net present value;
•	working capital targets (such as those relating to inventory and/or accounts receivable);
•	productivity improvement; or
•	inventory measures (such as turns, reduction or shrink).

These goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any appropriate measures over a period of time.  More than one performance program may be established by the Compensation Committee.  Such programs may operate concurrently or for varied periods of time, and a participant may participate in more than one program at the same time.

ADMINISTRATION. The Compensation Committee of the Board or another committee (consisting of at least two directors, each of whom shall be an “outside director” within the meaning of Section 162(m)) appointed by the Board administer the Bonus Plan. In administering the plan, the Compensation Committee has full power and authority to interpret the terms and provisions of the plan and to establish, adjust, pay or decline to pay bonuses under the plan.

ELIGIBLE EXECUTIVES. Participation in the plan is limited to “Eligible Executives,” which is defined as the Company’s Chief Executive Officer and any other executive officer designated by the Compensation Committee. Currently, there are five Named Executive Officers of the Company – Michael J. Newsome, Cathy E. Pryor, Jeffry O. Rosenthal, Gary A. Smith and Rebecca A. Jones who are participants.

ESTABLISHMENT OF TARGET BONUSES. Within 90 days after the end of each fiscal year, the Compensation Committee designates those Eligible Executives who are to be participants in the plan for that fiscal year and specifies the terms and conditions for the determination and payment of any “Incentive Bonus” to each of those participants. The maximum Incentive Bonus that may be payable to any Eligible Executive under the Bonus Plan for any fiscal year is $1 million. The Compensation Committee may condition the payment of an Incentive Bonus upon the satisfaction of such objective or subjective standards that the Compensation Committee determines to be appropriate. The Bonus Plan contains special provisions for designating additional Eligible Executives for participation in the plan after such 90-day period and determining the amount of their maximum Incentive Bonuses.

COMMITTEE CERTIFICATION AND DETERMINATION OF INCENTIVE BONUSES. As soon as practicable after the end of each fiscal year, the Compensation Committee certifies in writing whether the stated performance goal has been met and determines the amount of the Incentive Bonus to be paid to each plan participant. In determining that amount, the Compensation Committee considers the target bonuses established at the beginning of the year, the degree to which the established standards were satisfied and any other objective or subjective factors it deems appropriate and may reduce the amount of, or eliminate altogether, any Incentive Bonus that would otherwise be payable.

PAYMENT OF INCENTIVE BONUSES. Following the Compensation Committee’s determination of the Incentive Bonuses to be paid, those Incentive Bonuses will be paid in cash (subject to any election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus or the payment of all or a portion of his or her Incentive Bonus in some form other than cash).

ADOPTION, DURATION AND AMENDMENT. The Bonus Plan was adopted by the Company’s stockholders on May 31, 2006, and will continue in effect until the end of the Company’s fiscal year beginning in 2016. The Board, however, may suspend or terminate the Bonus Plan at any time. In addition, the Board may amend the Bonus Plan from time to time as it deems advisable, except that, without the approval of the Company’s stockholders, the Board may not amend the Bonus Plan to (a) increase the maximum amount of Incentive Bonus that may be paid or otherwise materially increase the benefits accruing to any Eligible Executive under the Bonus Plan, (b) materially modify the eligibility requirements for participation in the Bonus Plan or (c) change the material terms of the stated performance goal.

REASONS FOR THE PROPOSAL. Generally, Section 162(m) of the Internal Revenue Code prevents a company from receiving a federal income tax deduction for compensation paid to a “Named Executive Officer” in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the company’s stockholders. Once approved, in order for performance-based awards other than option rights and stock appreciation rights to continue to qualify for the Performance Exemption, stockholders must approve the material terms of the applicable performance goals every five years if the plan provides for discretion to change targets under a performance goal after stockholder approval of the goal, as the Bonus Plan provides. The Board believes that it is desirable and in the best interests of the Company and its stockholders that the cash bonuses to be paid to its executive officers be deductible for federal income tax purposes and, accordingly, has structured the Bonus Plan to satisfy the requirements of Section 162(m) for “performance-based” compensation. The Board also believes that the Bonus Plan serves the Company’s interests by focusing management’s attention on the achievement of those goals that the Board, through the Compensation Committee, determines to be strategically and operationally important for the Company.   The material terms of the performance goals for performance-based awards other under the Bonus Plan were last approved by our stockholders on May 31, 2006 (at the same time that the Bonus Plan was approved by the Company’s stockholders). Therefore, the Board is asking for and recommending stockholder approval of the material terms of the performance goals at the Annual Meeting of Stockholders.

If the stockholders do not re-approve the Bonus Plan, we expect that any bonuses for Fiscal 2012 and subsequent years for executive officers would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation) they exceed the limit set forth in that section.

Text of the Plan

The preceding description of the Bonus Plan is qualified in its entirety by reference to the complete text of the plan which is set forth in Appendix B to our proxy statement as filed with the Securities and Exchange Commission. Our filings with the SEC may be found through our corporate website at www.hibbett.com under the heading “Investor Relations.”

United States Federal Income Tax Consequences of Awards Under the Bonus Plan

The Federal income tax consequences of participation in the Bonus Plan we are submitting for re-approval are complex and subject to change. The following discussion, which has been prepared by our counsel, the law firm of Williams Mullen, is not a complete description of the Federal income tax aspects. This description is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the plan. Participants should consult their own tax advisors since a taxpayer’s particular situation could result in some variation of the rules described below.

A participant in the Bonus Plan will be taxed at ordinary income rates on a cash bonus in the year received. Generally, the Company will receive a federal income tax deduction corresponding to the amount included in the participant’s income in the same year.

The Company’s deductions should not be subject to the limitations of Section 162(m) of the Internal Revenue Code because the intent of the Bonus Plan is to permit grants of “performance-based compensation” which will not be subject to the limitation on deductibility contained in Section 162(m).

Any acceleration of the vesting or payment of awards under the plan in the event of a change of control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

Neither the Board nor the Compensation Committee nor any Eligible Executive shall take any action (or omit to take any action) that would, in the opinion of the Board, cause the Bonus Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code.

Benefits to Executive Officers

Awards under the Bonus Plan are made at the Compensation Committee’s discretion and are based on the Company’s performance.  For more detailed information on awards to certain executive officers and the metrics that have recently been used in the Bonus Plan, see “Executive Compensation” beginning page 19.

Vote Required

The Executive Officer Cash Bonus Plan will be re-approved, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall be deemed a vote against this proposal.  In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 5
RE-APPROVAL OF PERFORMANCE-BASED COMPENSATION
UNDER THE 2006 EXECUTIVE OFFICER CASH BONUS PLAN

OTHER BUSINESS

Our Board of Directors knows of no other matters to be brought before the meeting other than as described in this Proxy Statement.  However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Michael J. Newsome and Gary A. Smith, will vote in accordance with their best judgment on such matters.

Submission of Stockholder Proposals for the 2012 Annual Meeting of Stockholders

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2012 Annual Meeting of Stockholders?

To be included in our Proxy Statement for the 2012 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received at our principal offices no later than December 28, 2011.

How can stockholders submit proposals to be raised at the 2012 Annual Meeting that will not be included in our Proxy Statement for the 2012 Annual Meeting?

To be raised at the 2012 Annual Meeting, stockholder proposals must comply with our bylaws.  Our bylaws provide that written notice of a stockholder proposal (other than a nomination proposal) must be received not less than 120 days, nor more than 150 days before the first anniversary of the date of the Company’s Proxy Statement in connection with the prior Annual Meeting of Stockholders.  Since this Proxy Statement is being mailed to you on or about April 26, 2011, stockholder proposals must be received at our principal executive offices between November 28, 2011 and December 28, 2011 in order to be raised at our 2012 Annual Meeting (assuming the date of such meeting does not change by more than 30 days from the anniversary date of this year’s Annual Meeting).

What if the date of the 2012 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2012 Annual Meeting changes by more than 30 days from the anniversary date of this year’s Annual Meeting, to be included in next year’s Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

However, under our bylaws, if the date of the 2012 Annual Meeting has changed by more than 30 days prior to the anniversary date of this year’s Annual Meeting, stockholder proposals to be brought before the 2012 Annual Meeting must be delivered not less than 90 days before the date of the 2012 Annual Meeting.

Does a stockholder proposal require specific information?

In accordance with our bylaws, each written notice related to stockholder proposals must contain a complete list of all matters intended to be brought before the meeting.  In addition, a brief description of any proposal, and the complete text of any resolutions to be presented, including the reasons for making a proposal must be contained in the notice.  Certain informational requirements regarding proposing stockholders and any beneficial owner on whose behalf a stockholder proposal is made must also be included.  Please refer to our bylaws for a more detailed description regarding these procedures, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010.

Can stockholders make nominations for the election of directors?

Nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors generally, provided that the notice requirements contained in our bylaws are met.  For the 2012 Annual Meeting, written notice regarding such nominations must be made at least 120 days in advance of such meeting.  Certain  informational requirements regarding nominating stockholders and any beneficial owner on whose behalf a nomination is made will apply.  Stockholder nominee information must be provided, including, but not limited to, that which would be required by the federal securities laws in connection with the solicitation of proxies and any related party transactions or arrangements occurring within the past three years that each nominee has had or has with the nominating stockholder or any beneficial owner on whose behalf the nomination is made.  Please refer to our bylaws for a more detailed list of the requirements related to the submission of stockholder nominations, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010.

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2012 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the 2012 Annual Meeting.  If such matter is brought before that meeting, then our proxy card for such meeting will confer upon the Company’s proxy holders discretionary authority to vote on such matter.

Where should stockholder proposals be sent?

Stockholder proposals (including those related to nominations) should be sent to our executive offices by the appropriate deadlines set forth above at 451 Industrial Lane, Birmingham, Alabama 35211.

Annual Report and 10-K Report

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 29, 2011, as filed with the Securities and Exchange Commission.  The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Information.”

By Order of the Board of Directors

/s/ Elaine V. Rodgers
Elaine V. Rodgers
Secretary

APPENDIX A.

Compensation Committee Charter
I.           Purpose

The primary purpose of the Hibbett Sports, Inc. Compensation Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in discharging its responsibilities in respect to compensation of the Company’s executive officers and to evaluate the objectives, policies and implementation of the Company’s executive compensation programs.

II.           Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of NASDAQ Stock Market and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code and as “non-employee” directors under the rules and regulations of the Securities and Exchange Commission, as determined by the Board. Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board. The Committee may form and delegate authority to subcommittees or to management selected by it, to the extent it deems desirable and appropriate, except as may be limited by applicable law or NASDAQ rule. The Committee may revoke any such delegation at any time.

III.           Structure and Meetings

The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set forth the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting.

IV.           Goals and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

a.
Develop guidelines and review the structure and competitiveness of the Company’s executive officer compensation programs based on the following factors: (i) the attraction and retention of executive officers; (ii) the appropriate motivation of executive officers to achieve the Company’s business objectives in line with the Company’s overall strategies for risk management; (iv) the alignment of the interests of executive officers with the long-term interests of the Company’s stockholders; and (v) and such other factors as determined by the Board or Committee from time to time;

b.
Receive reports on the evaluation of the performance of the Company’s Chairman and CEO from the Nominating & Corporate Governance Committee and oversee an evaluation of the performance of the Company’s other executive officers;

c.
Approve the annual compensation, including salary, bonus, incentive and equity compensation, for the Company’s executive officers.  Review and approve compensation packages for new executive officers.  Review and approve policies regarding executive officer compensation.

d.
Make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and establish criteria for the granting of equity awards to the Company’s officers and other employees and review and approve the granting of equity awards in accordance with such criteria;

e.	Review plans for executive officer succession and make an annual report to the Board on succession planning;

f.
Discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) for the annual Proxy Statement; based on the review and discussion, recommend to the Board that the CD&A be included in the Company’s Annual Report or annual Proxy Statement;

g.
Produce a compensation committee report on executive compensation as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual Proxy Statement or Annual Report of Form 10-K;

h.	Support the Board’s oversight of risk management by addressing risks inherent in matters under the Committee’s purview, including executive compensation, incentive plans and succession planning;

i.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

j.	Perform other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deem appropriate.

V.           Performance Evaluation

The Committee shall periodically evaluate its performance under this Charter and make any report it deems necessary or desirable to the Board.

VI.           Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal and external human resources, legal, accounting and other advisors. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.

As revised, this charter was adopted by the Company’s Board of Directors on March 9, 2011.

END OF APPENDIX A.

APPENDIX B.

HIBBETT SPORTS, INC.
Amended and Restated
2006 EXECUTIVE OFFICER CASH BONUS PLAN
(As Amended on November 18, 2008 and March 9, 2011)

        Hibbett Sports, Inc., a Delaware corporation (the “Company”) adopts this 2006 Executive Officer Cash Bonus Plan (the “Plan”) for the purpose of enhancing the Company's ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.

        Remuneration payable under the Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention. This Plan is in addition to other compensatory arrangements or plans established for highly qualified executives by the Compensation Committee.

        Section 1.    Definitions.    As used herein, the following terms shall have the respective meanings indicated:

        a.     "Board" shall mean the Board of Directors of the Company.

        b.     "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        c.     "Committee" shall mean a committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations. The Compensation Committee of the Board shall initially serve as the Committee for purposes of the Plan.

        d.     "Company" shall mean Hibbett Sports, Inc., a Delaware corporation.

        e.     "Eligible Executive" shall mean the Company's Chief Executive Officer and each other executive officer of the Company or subsidiary that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and section 1.162-27(c)(2) of the Regulations.

        f.      "Incentive Bonus" shall mean, for each Eligible Executive, an annual bonus opportunity amount determined by the Committee pursuant to Section 3 below.

        g.     "Regulations" shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

        Section 2.    Administration of the Plan.    The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay the Incentive Bonus for each Eligible Executive. Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Bonus payable to any Eligible Executive; provided, however, that the exercise of such discretion with respect to any Eligible Executive shall not have the effect of increasing the Incentive Bonus that is payable to any other Eligible Executive.

        Section 3.    Eligibility.    Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

        Section 4.    Awards.

        a.     Not later than the 90th day of each fiscal year of the Company, the Committee, in its sole and absolute discretion, shall designate one or more Eligible Executives as participants in the Plan for such fiscal year and shall specify the terms and conditions for the determination and payment of an Incentive Bonus to each such Eligible Executive for such fiscal year. After the end of such 90-day period, the Committee may designate additional Eligible Executives so long as, within 30 days following each such additional designation, the Committee specifies the terms and conditions for the determination and payment of an Incentive Bonus to such additional Eligible Executive.

        b.     The Committee shall condition the payment of an Incentive Bonus on the achievement of one or more performance measures, to the extent required by Code Section 162(m).  The performance measures that may be used by the Committee for such Incentive Bonus shall be based on the attainment of any performance goals, as selected by the Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings on a pre-tax or post-tax basis (including operation income, EBIT and EBITDA), (iii) cash (such as cash flow, cash generation or other cash measures), (iv) shareholder value or total shareholder return (such as stock price appreciation), (v) financial condition or liquidity; (vi) financial return measures (such as return on assets, capital, equity or sales), (vii) market share measures, (viii) improvements in capital structure, (ix) expenses (such as operating expense, expense management, expense ratio, expense efficiency ratios), (x) business expansion or consolidation (such as acquisitions and divestitures), (xi) internal rate of return or increase in net present value, (xii) working capital targets (such as those relating to inventory and/or accounts receivable), (xiii) productivity improvement, or (xiv) inventory measures (such as turns, reduction or shrink).  Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any appropriate measures over a period of time.  The Committee shall retain the discretion to reduce the amount of any Incentive Bonus that would otherwise be payable to an Eligible Executive (including a reduction in such amount to zero).

        c.     The Incentive Bonus payable to an Eligible Executive with respect to any fiscal year shall not exceed $1,000,000 for such fiscal year; provided, however, that the maximum Incentive Bonus payable to any individual who becomes an Eligible Executive after the end of the 90-day period referred to in subsection (a) of this Section shall reduced on a pro rata basis for the number of days during the fiscal year that the individual was not designated as an Eligible Executive.

        Section 5.    Committee Certification.    As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the stated performance goal has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

        Section 6.    Payment of Incentive Bonuses.    Subject to any election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus that complies with Section 409A of the Code, Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion; provided that any cash payment shall occur no later than the 15th day of the third month following the  end of the calendar year during which the Committee certifies the achievement of the performance goals.  Any Incentive Bonus payable to an Eligible Executive upon his or her termination of employment shall be paid no earlier than the first business day after the six month anniversary of termination if such Eligible Executive is a “specified employee” as provided in Section 409A(a)(2)(i) of the Code.  Whether the Eligible Executive is a specified employee and whether an amount payable to the Eligible Executive hereunder is subject to Section 409A of the Code shall be determined by the Company.

        Section 7.    No Right to Bonus or Continued Employment.    Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Eligible Executive without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated performance goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

        Section 8.    Withholding.    The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

        Section 9.    Nontransferability.    Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

        Section 10.    Unfunded Plan.    The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the company. An Eligible Executive's rights to payment under the Plan shall be limited to those of a general creditor of the Company.

        Section 11.    Adoption, Amendment, Suspension and Termination of the Plan.

        a.     Subject to the approval of the Plan by the holders of the Company’s common stock represented and voting on the proposal at the 2006 Annual Meeting of Company Stockholders, the Plan shall be effective for the fiscal year of the Company commencing January 29, 2006 and shall continue in effect until the end of the fiscal year of the Company commencing in 2016, unless earlier terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all Incentive Bonuses awarded under the Plan on or after January 29, 2006 shall be fully effective as if the stockholders had approved the Plan on or before January 29, 2006.

        b.     Subject to the limitations set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

        (1)   To increase the maximum amount of Incentive Bonus that may be paid under the Plan or otherwise materially increase the benefits accruing to any eligible Executive under the Plan;

        (2)   To materially modify the requirements as to eligibility for participation in the Plan;

        (3)   To change the material terms of the stated performance measures.

        c.     No Incentive Bonus may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

        Section 12.     Application of Code Section 409A.  Notwithstanding anything in this Plan to the contrary, neither the Board nor the Committee nor any Eligible Executive shall take any action (or omit to take an action) that would, in the opinion of the Board, cause this Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code.

        Section 13.    Governing Law.    The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Delaware, other than the choice of law rules thereof.

END OF APPENDIX B.

HIBBETT SPORTS, INC.

VOTE BY INTERNET – www.investorvote.com/HIBB
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Central Time, on May 25, 2011.  Follow the steps outlined on the secured website.

VOTE BY TELEPHONE – 1-800-652-VOTE (8683)
Within the United States, Canada & Puerto Rico, you may vote any time on a touch tone telephone by calling the number above up until 11:59 p.m., Central Time, on May 25, 2011.  There is NO CHARGE to you for the call.  Follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A Proposals --- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 , and 5 and every 3 YRS for Proposal 4.

		For	Withhold
1.	Election of Class III Directors:
01 - Albert C. Johnson

02 - Ralph T. Parks

		For	Against	Abstain			3 Yrs	2 Yrs	1 Yr	Abstain

2.	Ratification of the selection of KPMG LLP as				4.	Say When on Pay - An advisory vote on the
	the Independent Registered Public Accounting Firm for Fiscal 2012.					approval of the frequency of shareholder votes on executive compensation.

		For	Against	Abstain				For	Against	Abstain

3.	Say on Pay - An advisory vote on the approval				5.	Re-approval of performance-based compensation
	of executive compensation.					under the Amended and Restated 2006 Executive Officer Cash Bonus Plan.

B Non-Voting Items
Change of Address --- Please print your new address below.

C  Authorized Signatures --- This section must be completed for your vote to be counted. --- Date and Sign Below
Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box	Signature 2 – Please keep signature within box
/ /

IMPORTANT:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy – HIBBETT SPORTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011.

The undersigned hereby constitutes and appoints Michael J. Newsome and Gary A. Smith, or either of them, with full power of substitution in each, proxies to vote all shares of Common Stock of Hibbett Sports, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Thursday, May 26, 2011, and at all adjournments thereof, as indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” PROPOSALS 2, 3 AND 5 AND EVERY “3 YRS” FOR PROPOSAL 4.

(Continued, and to be signed, on Reverse Side.)